                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholders
Tele-Communications, Inc.:

We have audited and reported separately on the consolidated financial statements of Tele-Communications, Inc. and subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998.

We have audited the accompanying combined balance sheets of Liberty/Ventures Group (a combination of certain assets of Tele-Communications, Inc., as defined in note 1) as of December 31, 1998 and 1997, and the related combined statements of operations and comprehensive earnings, equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The combined financial statements of Liberty/Ventures Group are presented for purposes of additional analysis of the consolidated financial statements of Tele-Communications, Inc. and subsidiaries. As more fully described in note 1, the combined financial statements of Liberty/Ventures Group are intended to reflect the performance of the businesses of Tele-Communications, Inc., which produce and distribute programming services, Tele-Communications, Inc.'s principal international assets and substantially all of Tele-Communications, Inc.'s domestic non-cable and non-programming assets. The combined financial statements of Liberty/Ventures Group should be read in conjunction with the consolidated financial statements of Tele-Communications, Inc. and subsidiaries.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Liberty/Ventures Group as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.



                                    KPMG LLP



Denver, Colorado
March 9, 1999

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                             Combined Balance Sheets
                           December 31, 1998 and 1997

                                                                           1998       1997
                                                                           ----       ----
Assets                                                                   amounts in millions

Cash and cash equivalents                                               $   531       224

Restricted cash (note 11)                                                    17         5

Trade and other receivables, net                                            185       127

Prepaid program rights                                                      146       104

Committed program rights                                                    117       117

Investments in affiliates, accounted for under the equity method, and
   related receivables (note 5)                                           3,079     2,654

Investment in Time Warner, Inc. ("Time Warner") (note 6)                  7,083     3,538

Investment in AT&T Corp. ("AT&T") (note 7)                                3,556        --

Investment in Sprint Corporation ("Sprint") (notes 2 and 5)               2,446        --

Other investments and related receivables (note 8)                        1,298       695

Property and equipment, at cost:
   Land                                                                       8         8
   Distribution systems                                                     549       856
   Support equipment and buildings                                          378       153
                                                                        -------   -------
                                                                            935     1,017
   Less accumulated depreciation                                            350       280
                                                                        -------   -------
                                                                            585       737
                                                                        -------   -------
Intangible assets:
   Excess cost over acquired net assets                                   1,030       429
   Franchise costs                                                          109       108
                                                                        -------   -------
                                                                          1,139       537
      Less accumulated amortization                                         164        86
                                                                        -------   -------
                                                                            975       451
                                                                        -------   -------

Other assets, at cost, net of accumulated amortization (note 10)            330       275
                                                                        -------   -------

                                                                        $20,348     8,927
                                                                        =======   =======



                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                             Combined Balance Sheets
                           December 31, 1998 and 1997


                                                                        1998      1997
                                                                        ----      ----
                                                                     amounts in millions
Liabilities and Combined Equity

Accounts payable                                                      $    78        40

Accrued liabilities                                                       204       168

Program rights payable                                                    156       156

Customer prepayments                                                      134       137

Deferred revenue (note 15)                                                334        --

Deferred option premium (note 6)                                           --       306

Capital lease obligations (note 15)                                       190       387

Debt (note 11)                                                          2,706       757

Deferred income taxes (note 12)                                         4,458       957

Other liabilities                                                         215        90
                                                                      -------   -------

        Total liabilities                                               8,475     2,998
                                                                      -------   -------

Minority interests in equity of attributed
     subsidiaries (notes 5, 9  and 13)                                    545       620

Obligation to redeem common stock (note 13)                                17        --

Combined equity (note 13):
   Combined equity                                                      6,896     4,011
   Accumulated other comprehensive earnings, net of taxes (note 14)     3,718       768
                                                                      -------   -------
                                                                       10,614     4,779
   Due to related parties                                                 697       530
                                                                      -------   -------
     Total combined equity                                             11,311     5,309
                                                                      -------   -------

Commitments and contingencies (note 15)
                                                                      $20,348     8,927
                                                                      =======   =======


See accompanying notes to combined financial statements.

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

          Combined Statements of Operations and Comprehensive Earnings
                Years ended December 31, 1998 and 1997 and 1996

                                                                         1998       1997       1996
                                                                         ----       ----       ----
                                                                            amounts in millions
Revenue:
   Unaffiliated parties                                                $ 1,301      1,104      1,136
   Related parties (note 13)                                               258        195        117
   Net sales from electronic retailing services                             --         --        984
                                                                       -------    -------    -------
                                                                         1,559      1,299      2,237
                                                                       -------    -------    -------

Cost of sales, operating costs and expenses:
   Cost of sales                                                            --         --        605
   Operating                                                               882        682        750
   Selling, general and administrative                                     427        348        563
   Charges from related parties (note 13)                                   28         75         63
   Cost of distribution agreements (note 10)                                50         --         --
   Stock compensation (note 13)                                            518        296         10
   Depreciation and amortization                                           243        196        210
                                                                       -------    -------    -------
                                                                         2,148      1,597      2,201
                                                                       -------    -------    -------

        Operating income (loss)                                           (589)      (298)        36

Other income (expense):
   Interest expense                                                       (116)       (57)       (68)
   Interest expense to related parties (note 13)                           (10)       (18)        --
   Dividend and interest income                                            100         57         39
   Interest income from related parties (note 13)                           --          6         14
   Share of losses of affiliates, net (note 5)                          (1,034)      (850)      (372)
   Minority interests in losses of attributed subsidiaries                 102         25         26
   Gain on dispositions, net (notes 5, 6, 7 and 8)                       4,738        420      1,558
   Gains on issuance of equity by affiliates and subsidiaries (notes
      5, 7, 9 and 10)                                                      357        172         13
   Other, net                                                                6          2          9
                                                                       -------    -------    -------
                                                                         4,143       (243)     1,219
                                                                       -------    -------    -------

        Earnings (loss) before income taxes                              3,554       (541)     1,255

Income tax benefit (expense) (note 12)                                  (1,397)       130       (457)
                                                                       -------    -------    -------

        Net earnings (loss)                                            $ 2,157       (411)       798
                                                                       =======    =======    =======

Other comprehensive earnings, net of taxes:
   Foreign currency translation adjustments                                  3        (22)        35
   Unrealized holding gains arising during the period, net of
      reclassification adjustments                                       2,947        749       (316)
                                                                       -------    -------    -------

   Other comprehensive earnings (loss)                                   2,950        727       (281)
                                                                       -------    -------    -------

Comprehensive earnings (note 14)                                       $ 5,107        316        517
                                                                       =======    =======    =======


See accompanying notes to combined financial statements.

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                          Combined Statements of Equity

                  Years ended December 31, 1998, 1997 and 1996

                                                                              Accumulated
                                                                                 other         Due to
                                                                              comprehensive    (from)    Total
                                                                   Combined     earnings,     related   combined
                                                                    equity      net of tax     parties   equity
                                                                    ------      ----------     -------   ------
                                                                                  amounts in millions

Balance at January 1, 1996                                         $ 3,659           322          7      3,988
   Net earnings                                                        798            --         --        798
   Foreign currency translation adjustments (note 14)                   --            35         --         35
   Recognition of previously unrealized gains on
     available-for-sale securities (note 14)                            --          (364)        --       (364)
   Unrealized gains on available-for-sale securities (note 14)          --            48         --         48
   Repurchase of common stock                                          (38)           --         --        (38)
   Issuance of stock by attributed subsidiary                           10            --         --         10
   Other transfers from (to) related parties, net                      609            --       (141)       468
                                                                   -------       -------    -------    -------

Balance at December 31, 1996                                         5,038            41       (134)     4,945
   Net loss                                                           (411)           --         --       (411)
   Foreign currency translation adjustments (note 14)                   --           (22)        --        (22)
   Unrealized gains on available-for-sale securities (note 14)          --           749         --        749
   Contribution to combined equity for issuance of common stock
     to TCI Employee Stock Purchase Plan                                 2            --         --          2
   Repurchase of common stock                                         (625)           --         --       (625)
   Excess of consideration paid over carryover basis of net
     assets acquired from related party                               (219)           --         --       (219)
   Gain in connection with issuance of stock of affiliate (note 5)      66            --         --         66
   Issuance of stock by attributed subsidiary                           19            --         --         19
   Issuance of common stock                                             30            --         --         30
   Excess of cash received over carryover basis of SUMMITrak
     Assets                                                             30            --         --         30
   Other transfers from related parties, net                            81            --        664        745
                                                                   -------       -------    -------    -------

Balance at December 31, 1997                                         4,011           768        530      5,309
   Net earnings                                                      2,157            --         --      2,157
   Foreign currency translation adjustments (note 14)                   --             3         --          3
   Unrealized gains on available-for-sale securities (note 14)          --         2,947         --      2,947
   Payments for call agreements                                       (140)           --         --       (140)
   Repurchase of common stock                                          (30)           --         --        (30)
   Premium received in connection with put obligation                    2            --         --          2
   Reclassification of redemption amount of common stock
     subject to put obligation                                         (17)           --         --        (17)
   Gain in connection with issuance of stock of affiliate (note 5)      68            --         --         68
   Gain in connection with issuance of stock by attributed
     subsidiary (note 9)                                                 2            --         --          2
   Issuance of common stock (note 9)                                   777            --         (5)       772
   Transfer of net liabilities to related party                         50            --         --         50
   Assignment of option contract from related party                     16            --        (16)        --
   Other transfers from related parties, net                            --            --        188        188
                                                                   -------       -------    -------    -------

Balance at December 31, 1998                                       $ 6,896         3,718        697     11,311
                                                                   =======       =======    =======    =======



See accompanying notes to combined financial statements.

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                        Combined Statements of Cash Flows

                  Years ended December 31, 1998, 1997 and 1996

                                                                                      1998        1997       1996
                                                                                      ----        ----       ----
                                                                                           amounts in millions
                                                                                               (see note 4)
Cash flows from operating activities:
   Net earnings (loss)                                                              $ 2,157       (411)       798
   Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
        Depreciation and amortization                                                   243        196        210
        Cost of distribution agreements                                                  50         --         --
        Stock compensation                                                              518        296         10
        Payments of stock compensation                                                  (58)       (75)        (1)
        Share of losses of affiliates, net                                            1,034        850        372
        Deferred income tax expense                                                   1,393         16        471
        Intergroup tax allocation                                                        (2)      (159)       (21)
        Minority interests in losses of attributed
          subsidiaries                                                                 (102)       (25)       (26)
        Gain on issuance of equity by affiliates and subsidiaries                      (357)      (172)       (13)
        Gain on disposition of assets, net                                           (4,738)      (420)    (1,558)
        Other noncash charges                                                             5         32         18
        Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
             Change in receivables                                                      (49)         9        (53)
             Change in prepaid expenses and committed program rights                    (39)        (3)       (12)
             Change in payables, accruals, customer prepayments and deferred
               revenue                                                                   11         38         50
                                                                                    -------    -------    -------

                 Net cash provided by operating activities                               66        172        245
                                                                                    -------    -------    -------

Cash flows from investing activities:
   Cash paid for acquisitions                                                           (92)       (41)      (168)
   Capital expended for property and equipment                                         (144)      (168)      (221)
   Cash balances of deconsolidated subsidiaries                                          --        (39)        --
   Investments in and loans to affiliates and others                                 (1,404)      (683)      (536)
   Return of capital from affiliates                                                     12          5          6
   Collections on loans to affiliates and others                                         --        133         24
   Cash paid for cable distribution fees                                                 --         --        (32)
   Cash proceeds from dispositions                                                      423        302        170
   Other, net                                                                           (29)        (6)       (13)
                                                                                    -------    -------    -------

                 Net cash used by investing activities                               (1,234)      (497)      (770)
                                                                                    -------    -------    -------


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                  Combined Statements of Cash Flows, continued

                  Years ended December 31, 1998, 1997 and 1996

                                                                              1998       1997       1996
                                                                                  amounts in millions
                                                                                      (see note 4)
Cash flows from financing activities:
   Borrowings of debt                                                        2,199        667        470
   Repayments of debt and capital lease obligations                           (622)      (348)      (628)
   Issuance of debentures                                                      229         --        345
   Payments for call agreements                                               (140)        --         --
   Change in restricted cash                                                   (12)        (5)        --
   Cash transfers from related parties                                        (216)       310        293
   Repurchase of common stock                                                  (30)      (625)       (38)
   Repurchase of common stock by attributed subsidiary                         (24)       (42)        --
   Net proceeds from issuance of stock by attributed subsidiaries               75        148         10
   Contributions by minority shareholders of attributed subsidiaries            --          4        319
   Other, net                                                                   16         (4)        (9)
                                                                           -------    -------    -------

                 Net cash provided by financing activities                   1,475        105        762
                                                                           -------    -------    -------

                 Effect of exchange rate changes on cash                        --         --          4
                                                                           -------    -------    -------

                    Net increase (decrease) in cash and cash equivalents       307       (220)       241

                    Cash and cash equivalents at beginning of year             224        444        203
                                                                           -------    -------    -------

                    Cash and cash equivalents at end of year               $   531        224        444
                                                                           =======    =======    =======


See accompanying notes to combined financial statements.

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

                        December 31, 1998, 1997 and 1996


(1)      Basis of Presentation

         The accompanying combined financial statements include the accounts of the subsidiaries and assets of Tele-Communications, Inc. ("TCI") that are attributed to Liberty/Ventures Group, as defined below. All significant intercompany accounts and transactions have been eliminated. The combined financial statements of Liberty/Ventures Group are presented for purposes of additional analysis of the consolidated financial statements of TCI and subsidiaries and should be read in conjunction with such consolidated financial statements.

         On February 17, 1999, TCI received shareholder approval to combine "Liberty Media Group," a group of TCI's assets which produce and distribute programming services, and "TCI Ventures Group," a group of assets comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets (collectively, "Liberty/Ventures Group"). On March 9, 1999, the combination of Liberty Media Group and TCI Ventures Group (the "Liberty/Ventures Combination"), was effected in connection with TCI's Merger with AT&T described in note 2. The Liberty/Ventures Combination did not result in any transfer of assets or liabilities of TCI or any of its subsidiaries or affect the rights of creditors of TCI or of holders of TCI's or any of its subsidiaries' debt.

         At December 31, 1998, Liberty/Ventures Group consisted principally of the following assets and their related liabilities: (i) TCI's businesses which provide programming services including production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, (ii) TCI's businesses engaged in electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing, (iii) TCI's businesses engaged in international cable, telephony and programming businesses (Tele-Communications International, Inc. "TINTA") (iv) TCI's principal interests in the telephony business consisting primarily of TCI's investment in the business of providing wireless communications services, using the radio spectrum for broadband personal communications services ("PCS"), to residential and business customers nationwide under the Sprint(R) brand (a registered trademark of Sprint Communications Company, L.P.) through TCI's holdings of a new class of trading stock of Sprint (the "Sprint PCS Group Stock"), TCI's equity interest in AT&T and Western Tele-Communications, Inc. ("WTCI"), a wholly-owned subsidiary of TCI that provides long distance transport of video, voice and data traffic and other telecommunications services to interexchange carriers on a wholesale basis using primarily a digital broadband microwave network located throughout a 12 state region, (v) TCI's businesses engaged in high speed multimedia Internet services, including TCI's interest in At Home Corporation ("@Home") and (vi) other assets, including National Digital Television Center, Inc. ("NDTC"), which provides digital compression and authorization services to programming suppliers and to video distribution outlets.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Targeted Stock

         TCI's assets and operations were previously included in three separate groups, each of which was tracked separately by public equity securities. These groups were known as Liberty Media Group, TCI Ventures Group and "TCI Group", a group of TCI's assets not attributed to Liberty Media Group or TCI Ventures Group, which is comprised primarily of TCI's domestic cable and communications business. Liberty Media Group was tracked through the Tele-Communications, Inc. Series A Liberty Media Group Common Stock ("Liberty Group Series A Stock") and Series B Liberty Media Group Common Stock ("Liberty Group Series B Stock" and together with the Liberty Group Series A Stock, the "Liberty Group Stock"). TCI Ventures Group was tracked separately through the Tele-Communications, Inc. Series A TCI Ventures Group Common Stock ("TCI Ventures Group Series A Stock") and Series B TCI Ventures Group Common Stock ("TCI Ventures Group Series B Stock" and together with the TCI Ventures Group Series A Stock, the "TCI Ventures Group Stock").

         The Liberty Group Stock was intended to reflect the separate performance of Liberty Media Group and the TCI Ventures Group Stock was intended to reflect the separate performance of TCI Ventures Group. TCI Group was tracked through the Tele-Communications, Inc. Series A TCI Group Common Stock (the "TCI Group Series A Stock") and Series B TCI Group Common Stock (the "TCI Group Series B Stock", and together with the TCI Group Series A Stock, the "TCI Group Stock"), respectively. The TCI Group Stock was intended to reflect the separate performance of TCI Group. Each of the separate series of Tele-Communications, Inc. common stock was converted to a series of common stock of AT&T upon the March 9, 1999 merger of TCI into AT&T. See note 2.

         Collectively, Liberty/Ventures Group and TCI Group are referred to as the "Groups" and individually are referred to as a "Group". The TCI Group Series A Stock, Liberty Group Series A Stock and TCI Ventures Group Series A Stock are sometimes collectively referred to herein as the "Series A Stock," and the TCI Group Series B Stock, Liberty Group Series B Stock and TCI Ventures Group Series B Stock are sometimes collectively referred to herein as the "Series B Stock."

         Notwithstanding the attribution of assets and liabilities, equity and items of income and expense among TCI Group and Liberty/Ventures Group, each such Group in the capital structure of TCI did not affect the ownership or the respective legal title to such assets or responsibility for liabilities of TCI or any of its subsidiaries. TCI and its subsidiaries each were responsible for their respective liabilities. Holders of TCI Group Stock and Liberty/Ventures Group Stock were common stockholders of TCI and were subject to risks associated with an investment in TCI and all of its businesses, assets and liabilities.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Effective with the Liberty/Ventures Combination, debt securities of TCI that were convertible into or exchangeable for shares of TCI Ventures Group Stock were, as a result of the operation of antidilution provisions, adjusted so that there will be delivered upon their conversion or exchange the number of shares of Liberty/Ventures Group Stock that would have been issuable in the Liberty/Ventures Combination with respect to the TCI Ventures Group Stock issuable upon conversion or exchange had such conversion or exchange occurred prior to the record date for the Liberty/Ventures Combination. Options to purchase TCI Ventures Group Stock outstanding at the time of the Liberty/Ventures Combination were adjusted such that the holders of such options have options to purchase that number of shares of Liberty/Ventures Group Stock which the holder would have been entitled to receive had the holder exercised such option to purchase TCI Ventures Group Stock prior to the record date for the Liberty/Ventures Combination. The aggregate exercise price of the previously outstanding options to purchase TCI Ventures Group Stock was not effected by the Liberty/Ventures Combination.

         Effective with the Liberty/Ventures Combination, preferred stock and debt securities of TCI that were convertible into or exchangeable for shares of Liberty Group Stock did not result in any changes. Such securities will continue to be convertible or exchangeable into the same number of shares of Liberty/Ventures Group Stock. Similarly, options to purchase Liberty Group Stock outstanding at the time of the Liberty/Ventures Combination did not result in any changes. Such options remain options to purchase that number of shares of Liberty/Ventures Group Stock having the same exercise price of the previously outstanding options to purchase Liberty Group Stock.

         The issuance of shares of Liberty/Ventures Group Stock upon such conversion, exchange or exercise of such convertible securities will not result in any transfer of funds or other assets from TCI Group to Liberty/Ventures Group in consideration of such issuance. In the case of the exercise of such options to purchase Liberty/Ventures Group Stock, the proceeds received upon the exercise of such options will be attributed to Liberty/Ventures Group.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(2)      Merger with AT&T

         On March 9, 1999, AT&T acquired TCI in a merger (the "AT&T/TCI Merger") in which Italy Merger Corp., a wholly-owned subsidiary of AT&T, merged with and into TCI, and TCI thereby became a wholly-owned subsidiary of AT&T. As a result of the AT&T/TCI Merger, each share of TCI Group Series A Stock was converted into 0.7757 of a share of common stock, par value $1.00 per share, of AT&T ("AT&T Common Stock") and each share of TCI Group Series B Stock was converted into 0.8533 of a share of AT&T Common Stock. Upon closing of the AT&T/TCI Merger, the shareholders of Liberty/Ventures Group were issued separate shares of new targeted stock of AT&T in exchange for the shares of Liberty/Ventures Group Stock held. Due to the closing of the Liberty/Ventures Combination occurring simultaneously with the closing of the AT&T/TCI Merger, each share of Liberty Group Series A Stock was converted into one share of a newly created class of AT&T common stock designated as the Class A Liberty Media Group Common Stock, par value $1.00 per share (the "New Liberty Media Group Class A Tracking Stock"), each share of Liberty Group Series B Stock was converted into one share of a newly created class of AT&T common stock designated as the Class B Liberty Media Group Common Stock, par value $1.00 per share (the "New Liberty Media Group Class B Tracking Stock" and together with the New Liberty Media Group Class A Tracking Stock, the "New Liberty Media Group Tracking Stock"), each share of TCI Ventures Group Series A Stock was converted into 0.52 of a share of New Liberty Media Group Class A Tracking Stock and each share of TCI Ventures Group Series B Stock was converted into 0.52 of a share of New Liberty Media Group Class B Tracking Stock.

         Effective with the AT&T/TCI Merger, each share of TCI's Convertible Preferred Stock Series C-Liberty Media Group was converted into 56.25 shares of New Liberty Media Group Class A Tracking Stock and each share of TCI's Redeemable Convertible Liberty Media Group Preferred Stock, Series H was converted into 0.590625 of a share of New Liberty Media Group Class A Tracking Stock. In general, the holders of shares of New Liberty Media Group Class A Tracking Stock and the holders of shares of New Liberty Media Group Class B Tracking Stock will vote together as a single class with the holders of shares of AT&T Common Stock on all matters presented to such stockholders, with the holders being entitled to one-tenth (1/10th) of a vote for each share of New Liberty Media Group Class A Tracking Stock held, 1 vote per share of New Liberty Media Group Class B Tracking Stock held and 1 vote per share of AT&T Common Stock held.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The shares of New Liberty Media Group Tracking Stock issued in the AT&T/TCI Merger are intended to reflect the separate performance of the businesses and assets attributed to Liberty/Ventures Group. Pursuant to, and subject to the terms and conditions set forth in, the Agreement and Plan of Restructuring and Merger, dated as of June 23, 1998, immediately prior to the AT&T/TCI Merger, certain assets previously attributed to Liberty/Ventures Group (including, among others, the shares of AT&T Common Stock received in the merger of AT&T and Teleport Communications Group, Inc. ("TCG") (see note 7), the stock of @Home attributed to Liberty/Ventures Group, the assets and business of NDTC and Liberty/Ventures Group's equity interest in WTCI) were transferred to TCI in exchange for approximately $5.5 billion in cash. Also, upon consummation of the AT&T/TCI Merger, through a new tax sharing agreement between Liberty/Ventures Group and AT&T, Liberty/Ventures Group is entitled to the benefit of approximately $2 billion in net operating loss carryforwards available to the entities included in TCI's consolidated income tax return as of the date of the AT&T/TCI Merger. Such net operating loss carryforwards are subject to adjustment by the Internal Revenue Service and are subject to limitations on usage which may affect the ultimate amount utilized. Additionally, certain warrants previously attributed to TCI Group were transferred to Liberty/Ventures Group in exchange for approximately $176 million in cash. Certain agreements entered into at the time of the AT&T/TCI Merger provide, among other things, for preferred vendor status to Liberty/Ventures Group for digital basic distribution on AT&T's systems of new programming services created by Liberty/Ventures Group and for a renewal of existing affiliation agreements. Pursuant to amended corporate governance documents for the entities included in Liberty/Ventures Group and certain agreements among AT&T and TCI, the business of Liberty/Ventures Group will continue to be managed by certain persons who were members of TCI's management prior to the AT&T/TCI Merger.

         Pursuant to a proposed final judgment (the "Final Judgment") agreed to by TCI, AT&T and the United States Department of Justice (the "DOJ") on December 31, 1998, Liberty/Ventures Group transferred all of its beneficially owned securities (the "Sprint Securities") of Sprint to a trustee (the "Trustee") prior to the AT&T/TCI Merger. The Final Judgment, if entered by the United States District Court for the District of Columbia, would require the Trustee, on or before May 23, 2002, to dispose of a portion of the Sprint Securities sufficient to cause Liberty/Ventures Group to beneficially own no more than 10% of the outstanding Series 1 PCS Stock of Sprint on a fully diluted basis on such date. On or before May 23, 2004, the Trustee must divest the remainder of the Sprint Securities beneficially owned by Liberty/Ventures Group.

         The Final Judgment would provide that the Trustee vote the Sprint Securities beneficially owned by Liberty/Ventures Group in the same proportion as other holders of Sprint's PCS Stock so long as such securities are held by the trust. The Final Judgment would also prohibit the acquisition of Liberty/Ventures Group of additional Sprint Securities, with certain exceptions, without the prior written consent of the DOJ.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(3)      Summary of Significant Accounting Policies

         Cash Equivalents

         Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

         Receivables

         Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1998 and 1997 was not material.

         Program Rights

         Prepaid program rights are amortized on a film-by-film basis over the specific number of exhibitions. Committed program rights and program rights payable are recorded at the estimated cost of the programs when the film is available for airing less prepayments. These amounts are amortized on a film-by-film basis over the anticipated number of exhibitions.

         Investments

         All marketable equity securities held by Liberty/Ventures Group are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried net of taxes as a component of accumulated other comprehensive earnings in combined equity. Realized gains and losses are determined on a specific-identification basis.

         Other investments in which the ownership interest is less than 20% and are not considered marketable securities are carried at the lower of cost or net realizable value. For those investments in affiliates in which TCI's voting interest is 20% to 50%, the equity method of accounting is generally used. Under this method, the investment, originally recorded at cost, is adjusted to recognize Liberty/Ventures Group's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of Liberty/Ventures Group's investment in, advances to and commitments for the investee. Liberty/Ventures Group's share of net earnings or losses of affiliates includes the amortization of the difference between Liberty/Ventures Group's investment and its share of the net assets of the investee. However, recognition of gains on sales of properties to affiliates accounted for under the equity method is deferred in proportion to Liberty/Ventures Group's ownership interest in such affiliates.

         Changes in Liberty/Ventures Group's proportionate share of the underlying equity of an attributed subsidiary or equity method investee, which result from the issuance of additional equity securities by such attributed subsidiary or equity investee, generally are recognized as gains or losses in Liberty/Ventures Group's combined statements of operations.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Property and Equipment

         Property and equipment, including significant improvements, is stated at cost which includes acquisition costs allocated to tangible assets acquired. Equipment acquired under capital leases are stated at the present value of minimum lease payments, not to exceed the fair value of the leased asset. Construction and initial customer installation costs, including interest during construction, material, labor and applicable overhead, are capitalized. Interest capitalized during 1998, 1997 and 1996 was not material.

         Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 20 years for distribution systems (3 to 5 years for converters and in-home wiring and 10 to 20 years for the remaining components of the distribution system) and 3 to 40 years for support equipment and buildings (3 to 5 years for support equipment and 10 to 40 years for buildings and improvements). Equipment held under capital leases are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

         Repairs and maintenance are charged to operations, and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of cable property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains and losses relating to cable property are only recognized in connection with sales of properties in their entirety. Gains and losses relating to all other assets are recognized at the time of disposal.

         Excess Cost Over Acquired Net Assets

         Excess cost over acquired net assets consists of the difference between the cost of acquiring non-cable entities and amounts assigned to their tangible assets. Such amounts are amortized on a straight-line basis over 5 to 30 years.

         Franchise Costs

         Franchise costs generally include the difference between the cost of acquiring cable companies and amounts allocated to their tangible assets. Such amounts are amortized on a straight-line basis over 40 years.

         Impairment of Long-lived Assets

         Liberty/Ventures Group periodically reviews the carrying amounts of property, plant and equipment and its intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Minority Interests

         Recognition of minority interests' share of losses of attributed subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those attributed subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of attributed subsidiaries have the right to cause Liberty/Ventures Group to repurchase such holders' common equity.

         Preferred stock (and accumulated dividends thereon) of attributed subsidiaries are included in minority interests in equity of attributed subsidiaries. Dividend requirements on such preferred stocks are reflected as minority interests in losses of attributed subsidiaries in the accompanying combined statements of operations and comprehensive earnings.

         Foreign Currency Translation

         The functional currency of Liberty/Ventures Group is the United States ("U.S.") dollar. The functional currency of Liberty/Ventures Group's foreign operations generally is the applicable local currency for each foreign subsidiary and foreign equity method investee. In this regard, the functional currency of certain of Liberty/Ventures Group's foreign subsidiaries and foreign equity investees is the Argentine peso, the United Kingdom ("UK") pound sterling ("pound sterling" or "pounds"), the French franc ("FF") and the Japanese yen ("(Y)"). All amounts presented herein with respect to operations in Argentina are stated in U.S. dollars because the Argentine government has maintained an exchange rate of one U.S. dollar to one Argentine peso since April of 1991. However, no assurance can be given that the Argentine government will maintain such an exchange rate in future periods. Assets and liabilities of foreign subsidiaries and foreign equity investees are translated at the spot rate in effect at the applicable reporting date, and the combined statements of operations and Liberty/Ventures Group's share of the results of operations of its foreign equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in combined equity.

         Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying combined statements of operations and comprehensive earnings as unrealized (based on the applicable period end exchange rate) or realized upon settlement of the transactions.

         Cash flows from attributed foreign subsidiaries are calculated in their functional currencies. The effect of exchange rate changes on cash balances held in foreign currencies is reported as a separate line item in the accompanying statements of cash flows.

         Unless otherwise indicated, convenience translations of foreign currencies into U.S. dollars are calculated using the applicable spot rate at December 31, 1998, as published in The Wall Street Journal.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Foreign Currency Derivatives

         From time to time, Liberty/Ventures Group uses certain derivative financial instruments to manage its foreign currency risks. Amounts receivable or payable pursuant to derivative financial instruments that qualify as hedges of existing assets, liabilities and firm commitments are deferred and reflected as an adjustment of the carrying amount of the hedged item. Market value changes in all other derivative financial instruments are recognized currently in the combined statements of operations and comprehensive earnings. At December 31, 1998 and 1997, Liberty/Ventures Group had no significant deferred hedging gains or losses.

         Derivative Instruments and Hedging Activities

         The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("Statement 133"), which is effective for all fiscal years beginning after June 15, 1999. Statement 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under Statement 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposures of net investments in foreign operations. Although management of Liberty/Ventures Group has not completed its assessment of the impact of Statement 133 on its combined results of operations and financial position, management estimates that the impact of Statement 133 will not be material.

         Revenue Recognition

         Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements. Advertising revenue is recognized, net of agency commissions, in the period during which underlying advertisements are broadcast. Cable revenue is recognized in the period that services are rendered. Cable installation revenue is recognized in the period the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

         Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Reclassifications

         Certain prior year amounts have been reclassified for comparability with the 1998 presentation.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(4)      Supplemental Disclosures to Combined Statements of Cash Flows

         Cash paid for interest was $112 million , $60 million and $52 million for the years ended December 31, 1998, 1997 and 1996, respectively. Cash paid for income taxes during the years ended December 31, 1998, 1997 and 1996 was $29 million, $35 million and $14 million, respectively. In addition, Liberty/Ventures Group received income tax refunds amounting to $15 million during the year ended December 31, 1996.


                                                           Years ended December 31,
                                                           ------------------------
                                                           1998     1997     1996
                                                           ----     ----     ----
                                                            amounts in millions
                                                            -------------------
Cash paid for acquisitions:
   Fair value of assets acquired                          $ 162      452      688
   Net liabilities assumed                                 (107)    (209)    (115)
   Debt issued to related parties and others                 --     (404)     (52)
   Contribution to combined equity from TCI for
      acquisitions                                           --       --     (196)
   Deferred tax asset (liability) recorded in
      acquisition                                            --      112      (37)
   Increase in minority interests in equity of
      attributed subsidiaries due to issuance of shares
      by attributed subsidiary                               --       --      (43)
   Minority interest in equity of acquired attributed
      subsidiaries                                           39     (129)     (77)
   Excess consideration paid over carryover basis of
      net assets acquired from related party                 --      219       --
   Gain in connection with the issuance of shares by
      attributed subsidiary                                  (2)      --       --
                                                          -----    -----    -----
        Cash paid for acquisitions                        $  92       41      168
                                                          =====    =====    =====



                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Significant noncash investing and financing activities are as follows:


                                                                     Years ended December 31,
                                                                     ------------------------
                                                                      1998     1997    1996
                                                                      ----     ----    ----
                                                                       amounts in millions

Costs of distribution agreements                                      $  74      173     --
                                                                      =====    =====    ===


Property and equipment purchased under capital leases                 $  13      176     64
                                                                      =====    =====    ===

Noncash acquisition of minority interest in attributed subsidiaries
     (notes 9 and 13):
   Fair value of assets                                               $(741)     (29)    --
   Deferred tax liability recorded                                      154       --     --
   Minority interests in equity of attributed
     subsidiaries                                                      (185)      (1)    --
   Liberty Group Stock issued                                           772       30     --
                                                                      -----    -----    ---
                                                                       $ --       --     --
                                                                      =====    =====    ===


Common stock received in exchange for option (note 6)                 $  --      306     --
                                                                      =====    =====    ===


Preferred stock received in exchange for common stock and note
     receivable (note 8)                                              $  --      371     --
                                                                      =====    =====    ===


Exchange of attributed subsidiaries for note receivable
     and equity investments                                           $  --       --    574
                                                                      =====    =====    ===


         Liberty/Ventures Group ceased to include Flextech p.l.c. ("Flextech") and Cablevision S.A. ("Cablevision") in its combined financial results and began to account for Flextech and Cablevision using the equity method of accounting, effective January 1, 1997 and October 1, 1997, respectively. The effects of changing the method of accounting for Liberty/Ventures Group's ownership interests in Flextech and Cablevision as of December 31, 1997 from the consolidation method to the equity method are summarized below (amounts in millions):

Assets (other than cash and cash
     equivalents) reclassified to  investments in
     affiliates                                                 $(596)

Liabilities reclassified to investments in
     affiliates                                                   484

Minority interests in equity of attributed
     subsidiaries reclassified to investments in
     affiliates                                                   151
                                                                -----
Decrease in cash and cash equivalents                           $  39
                                                                =====



                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(5)      Investments in Affiliates

         Liberty/Ventures Group has various investments accounted for under the equity method. The following table includes Liberty/Ventures Group's carrying amount and percentage ownership of the more significant investments at December 31, 1998 and the carrying amount at December 31, 1997:

                                                             December 31, 1998        December 31, 1997
                                                             -----------------        -----------------
                                                             Percentage     Carrying      Carrying
                                                              Ownership      Amount         Amount
                                                              ---------      ------         ------
                                                                       amounts in millions
USA Networks, Inc. ("USAI") and related
     investments                                                  21%        1,042          348
Sprint Spectrum Holding Company L.P., MinorCo,
     L.P.  and PhillieCo Partnership I, L.P.
     (the "PCS Ventures")                                         --            --          607
Telewest Communications plc ("Telewest")                          22%          515          324
Flextech                                                          37%          320          261
Cablevision                                                       28%          315          239
Various foreign equity investments (other than
     Telewest, Flextech and Cablevision)                       various         346          209
QVC, Inc. ("QVC")                                                 43%          197          134
TCG                                                               --            --          295
Other                                                          various         344          237
                                                                             -----         ----

                                                                             3,079        2,654
                                                                             =====        =====


Summarized unaudited combined financial information for affiliates is as follows:

                                                 December 31,
                                                 ------------
                                               1998       1997
                                               ----       ----
Combined Financial Position                  amounts in millions
Investments                                  $ 2,003     4,085
Property and equipment, net                    8,147     7,250
Franchise costs and other intangibles, net    14,395     7,870
Other assets, net                              7,553    10,763
                                             -------   -------

  Total assets                               $32,098    29,968
                                             =======   =======

Debt                                         $15,264    16,051
Other liabilities                             11,620     7,724
Owners' equity                                 5,214     6,193
                                             -------   -------

   Total liabilities and equity              $32,098    29,968
                                             =======   =======


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

                                     Years ended December 31,
                                     ------------------------
                                   1998        1997         1996
                                   ----        ----         ----
                                        amounts in millions
Combined Operations
Revenue                         $ 14,062       7,107       4,576
Operating expenses               (13,092)     (7,635)     (4,727)
Depreciation and amortization     (2,629)     (1,152)       (547)
                                --------    --------    --------

 Operating loss                   (1,659)     (1,680)       (698)

Interest expense                  (1,728)       (656)       (375)
Other, net                          (166)       (443)       (267)
                                --------    --------    --------

 Net loss                       $ (3,553)     (2,779)     (1,340)
                                ========    ========    ========

         Pursuant to an agreement among Liberty/Ventures Group, Barry Diller and certain of their respective affiliates entered into in August 1995 and amended in August 1996 (the "BDTV Agreement"), Liberty/Ventures Group contributed to BDTV INC. ("BDTV-I"), in August 1996, an option (the "Silver King Option") to purchase 2 million shares of Class B common stock of Silver King Communications, Inc. ("Silver King") (which shares represented voting control of Silver King at such time) and $4 million in cash, representing the exercise price of the Silver King Option. BDTV-I is a corporation formed by Liberty/Ventures Group and Mr. Diller pursuant to the BDTV Agreement, in which Liberty/Ventures Group owns over 99% of the equity and none of the voting power (except for protective rights with respect to certain fundamental corporate actions) and Mr. Diller owns less than 1% of the equity and all of the voting power. BDTV-I exercised the Silver King Option shortly after its contribution, thereby becoming the controlling stockholder of Silver King. Such change in control of Silver King had been approved by the Federal Communications Commission ("FCC") in June 1996, subject, however, to the condition that the equity interest of Liberty/Ventures Group in Silver King not exceed 21.37% without the prior approval of the FCC (the "FCC Order").

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Pursuant to an Agreement and Plan of Exchange and Merger entered into in August 1996, Silver King acquired Home Shopping Network, Inc. ("HSN") by merger of HSN with a subsidiary of Silver King in December 1996 (the "HSN Merger") where HSN is the surviving corporation and a subsidiary of Silver King following the HSN Merger. Liberty/Ventures Group accounted for the HSN Merger as a sale of a portion of its investment in HSN and accordingly, recorded a pre-tax gain of approximately $47 million. In order to effect the HSN Merger in compliance with the FCC Order, Liberty/Ventures Group agreed to defer receiving certain shares of Silver King that would otherwise have become issuable to it in the HSN Merger until such time as it was permitted to own such shares. As a result, the HSN Merger was structured so that Liberty/Ventures Group received (i) 15.6 million shares of Class B common stock of Silver King, all of which shares Liberty/Ventures Group contributed to BDTV II INC. ("BDTV-II"), (ii) the contractual right (the "Contingent Right") to be issued up to an additional 5.2 million shares of Class B common stock of Silver King from time to time upon the occurrence of certain events which would allow Liberty/Ventures Group to own additional shares in compliance with the FCC Order (including events resulting in the dilution of Liberty/Ventures Group's percentage equity interest), and (iii) approximately 739,000 shares of Class B common stock and 17.6 million shares of common stock of HSN (representing approximately 19.9% of the equity of HSN). BDTV-II is a corporation formed by Liberty/Ventures Group and Barry Diller pursuant to the BDTV Agreement, in which the relative equity ownership and voting power of Liberty/Ventures Group and Mr. Diller are substantially the same as their respective equity ownership and voting power in BDTV-I.

         As a result of the HSN Merger, HSN is no longer included in the combined financial results of Liberty/Ventures Group. Subsequent to the HSN Merger, Silver King was renamed HSN, Inc. ("HSNI").

         In February 1998, pursuant to an Investment Agreement among Universal Studios, Inc. ("Universal"), HSNI, HSN and Liberty/Ventures Group, HSNI consummated a transaction (the "Universal Transaction") through which Universal sold its 50% interest in USAI, to HSNI and Universal contributed the remaining 50% interest in USAI and its domestic television production and distribution operations to HSNI. Subsequent to these transactions, HSNI was renamed USAI.

         At the closing of the Universal Transaction, Universal (i) was issued 6 million shares of USAI's Class B common stock, 7 million shares of USAI's common stock and 109 million common equity shares ("LLC Shares") of USANi LLC, a limited liability company formed to hold all of the businesses of USAI and its subsidiaries, except for its broadcasting business and its equity interest in Ticketmaster Group, Inc. and (ii) received a cash payment of $1.3 billion. Pursuant to an Exchange Agreement relating to the LLC Shares (the "LLC Exchange Agreement"), approximately 74 million of the LLC Shares issued to Universal are each exchangeable for one share of USAI's Class B common stock and the remainder of the LLC Shares issued to Universal are each exchangeable for one share of USAI's common stock.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         At the closing of the Universal Transaction, Liberty/Ventures Group was issued 1.2 million shares of USAI's Class B common stock. Of such shares, 800,000 shares of Class B common stock were contributed to BDTV IV INC. (collectively with BDTV-I, BDTV-II and BDTV III INC., "BDTV"), a newly-formed entity having substantially the same terms as BDTV-I, BDTV-II and BDTV III INC. Liberty/Ventures Group accounts for its investment in BDTV under the equity method.

         On June 24, 1998, USAI consummated the previously announced agreement to acquire the remaining stock of Ticketmaster Group, Inc. which it did not previously own through a tax-free merger (the "Ticketmaster Transaction"). In connection with the increases in USAI's equity, net of the dilution of Liberty/Ventures Group's ownership interest, that resulted from the issuance of common stock by USAI in the Universal Transaction and the Ticketmaster Transaction, Liberty/Ventures Group recorded a $64 million increase to combined equity (after deducting a deferred tax liability of $42 million) and an increase to investment in affiliates of $106 million. No gain was recognized in the combined statements of operations and comprehensive earnings due primarily to Liberty/Ventures Group's commitment to purchase additional equity interests in USAI.

         In connection with the Universal Transaction, each of Universal and Liberty/Ventures Group was granted a preemptive right with respect to future issuances of USAI's common stock, subject to certain limitations, to maintain their respective percentage ownership interests in USAI that they had prior to such issuances. In connection with such right, during 1998, Liberty/Ventures Group purchased approximately 4.7 million shares of USAI's common stock and approximately 22.9 million LLC Shares for an aggregate cost of approximately $560 million. Pursuant to the LLC Exchange Agreement, each LLC Share issued or to be issued to Liberty/Ventures Group is exchangeable for one share of USAI's common stock.

         At December 31, 1998, Liberty/Ventures Group held 24.4 million shares of USAI's common stock through BDTV and 5.2 million shares of USAI's common stock directly. Additionally, Liberty/Ventures Group held 22.9 million LLC Shares at December 31, 1998 as well as shares of HSN's common stock which are exchangeable for 16.6 million shares of USAI's common stock. Liberty/Ventures Group's direct ownership of USAI is restricted under the FCC Order. Assuming the exchange of Liberty/Ventures Group's shares in HSN and its LLC Shares for USAI common stock, and the exchange of certain securities owned by Universal and certain of its affiliates for USAI common stock, Liberty/Ventures Group would own 69.1 million shares or approximately 21% of USAI, including shares held through BDTV at December 31, 1998. USAI's common stock had a closing market value of $33-1/8 per share on December 31, 1998.

         During the years ended December 31, 1998, 1997 and 1996,
         Liberty/Ventures Group's share of affiliates' earnings (losses) from its interests in USAI and related investments accounted for $30 million, $3 million and ($1 million), respectively.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The PCS Ventures included Sprint Spectrum Holding Company, L. P. ("Sprint Spectrum") and MinorCo, L.P. (collectively, "Sprint PCS") and PhillieCo Partnership I, L.P. ("PhillieCo"). The partners of each of the Sprint PCS partnerships were subsidiaries of Sprint, Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and Liberty/Ventures Group. The partners of PhillieCo were subsidiaries of Sprint, Cox and Liberty/Ventures Group. Liberty/Ventures Group had a 30% partnership interest in each of the Sprint PCS partnerships and a 35% partnership interest in PhillieCo. During the years ended December 31, 1998, 1997 and 1996, the PCS Ventures accounted for $629 million, $493 million and $133 million, respectively, of Liberty/Ventures Group's share of affiliates' losses.

         On November 23, 1998, Liberty/Ventures Group, Comcast, and Cox exchanged their respective interests in Sprint PCS and PhillieCo (the "PCS Exchange") for shares of Sprint PCS Group Stock which tracks the performance of Sprint's newly created PCS Group (consisting initially of the PCS Ventures and certain PCS licenses which were separately owned by Sprint). The Sprint PCS Group Stock collectively represents an approximate 17% voting interest in Sprint. As a result of the PCS Exchange, Liberty/Ventures Group holds the Sprint Securities which consists of shares of Sprint PCS Group Stock, as well as certain additional securities of Sprint exercisable for or convertible into such securities, representing approximately 24% of the equity value of Sprint attributable to its PCS Group and less than 1% of the voting interest in Sprint. Through November 23, 1998, Liberty/Ventures Group accounted for its interest in the PCS Ventures using the equity method of accounting, however, as a result of the PCS Exchange and Liberty/Ventures Group's less than 1% voting interest in Sprint, Liberty/Ventures Group no longer exercises significant influence with respect to its investment in the PCS Ventures. Accordingly, Liberty/Ventures Group accounts for its investment in the Sprint PCS Group Stock as an available-for-sale security.

         As a result of the PCS Exchange, Liberty/Ventures Group recorded a non-cash gain of $1.9 billion (before deducting deferred income tax expense of $647 million) during the fourth quarter of 1998 based on the difference between the carrying amount of Liberty/Ventures Group's interest in the PCS Ventures and the fair value of the Sprint Securities received.

         Telewest currently operates and constructs cable television and telephone systems in the UK. Telewest accounted for $134 million, $145 million and $109 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.

         At December 31, 1998 Liberty/Ventures Group indirectly owned 463 million of the issued and outstanding Telewest ordinary shares. The reported closing price on the London Stock Exchange of Telewest ordinary shares was pound sterling1.74 ($2.88) per share at December 31, 1998.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Effective September 1, 1998, Telewest and General Cable PLC ("General Cable") consummated a merger (the "General Cable Merger") in which holders of General Cable received 1.243 new Telewest shares and pound sterling0.65 ($1.11) in cash for each share of General Cable. In addition, holders of American Depository shares of General Cable ("General Cable ADS") (each representing five General Cable shares) received 6.215 new Telewest shares and pound sterling3.25 ($5.53) in cash for each share of General Cable ADS. Based upon Telewest's closing share price of pound sterling0.89 ($1.51) on April 14, 1998, the General Cable Merger was valued at approximately pound sterling649 million ($1.1 billion).

         The cash portion of the General Cable Merger was financed through an offer to qualifying Telewest shareholders for the purchase of approximately 261 million new Telewest shares at a price of pound sterling0.925 ($1.57) per share (the "Telewest Offer"). Liberty/Ventures Group subscribed to 85 million Telewest ordinary shares at an aggregate cost of pound sterling78 million ($133 million) in connection with the Telewest Offer.

         In connection with the General Cable Merger, Liberty/Ventures Group converted its entire holdings of Telewest convertible preference shares (133 million shares) into Telewest ordinary shares. As a result of the General Cable Merger, Liberty/Ventures Group's ownership interest in Telewest decreased to 22%. In connection with the increase in Telewest's equity, net of the dilution of Liberty/Ventures Group's interest in Telewest, that resulted from the General Cable Merger, Liberty/Ventures Group recorded a non-cash gain of $60 million (before deducting deferred income tax expense of $21 million) during 1998.

         In April 1997, Flextech and BBC Worldwide Limited ("BBC Worldwide") formed two separate joint ventures (the "BBC Joint Ventures") and entered into certain related transactions. The consummation of the BBC Joint Ventures and related transactions resulted in, among other things, a reduction of Liberty/Ventures Group's economic ownership interest in Flextech from 46.2% to 36.8%. Liberty/Ventures Group continues to maintain a voting interest in Flextech of approximately 50%. As a result of such dilution, Liberty/Ventures Group recorded a $152 million increase to the carrying amount of Liberty/Ventures Group's investment in Flextech, a $53 million increase to deferred income tax liability, a $66 million increase to combined equity and a $33 million increase to minority interests in equity of attributed subsidiaries. No gain was recognized in the statement of operations due primarily to certain contingent obligations of Liberty/Ventures Group with respect to one of the BBC Joint Ventures (see note 15). Flextech accounted for $21 million and $16 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998 and 1997, respectively.

         Based on the pound sterling6.07 ($10.07) per share closing price of the Flextech ordinary shares on the London Stock Exchange, the 58 million Flextech ordinary shares owned by Liberty/Ventures Group had an aggregate market value of pound sterling351 million ($583 million) at December 31, 1998.

         On October 9, 1997, Liberty/Ventures Group sold a portion of its 51% interest in Cablevision to unaffiliated third parties. In connection with such sale and certain related transactions, Liberty/Ventures Group recognized a gain of $49 million. Cablevision accounted for $23 million and $3 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998 and 1997, respectively.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         On October 13, 1998, one of the Cablevision shareholders exercised a put right representing a 7.2% interest in Cablevision. Consequently, on December 22, 1998, Liberty/Ventures Group purchased its pro-rata portion of such shareholder's ownership interest for $25 million, $8 million of which was paid at closing and the remaining amount (including accrued interest thereon) will be paid in four equal semi-annual installments. As a result of the put, Liberty/Ventures Group's equity interest in Cablevision increased from 26% to 28%.

         As of April 29, 1996, Liberty/Ventures Group and The News Corporation Limited ("News Corp.") formed two sports programming ventures. In the U.S., Liberty/Ventures Group and News Corp. formed Fox/Liberty Networks LLC ("Fox Sports") into which Liberty/Ventures Group contributed interests in its national and regional sports networks and into which News Corp. contributed its fx cable network and certain other assets. Liberty/Ventures Group received a 50% interest in Fox Sports and a distribution of $350 million in cash. No gain or loss was recognized as the cash distribution approximated the carrying amount of the assets contributed.

         Prior to the first quarter of 1998, Liberty/Ventures Group had no obligation, nor intention, to fund Fox Sports. During 1998, Liberty/Ventures Group made the determination to provide funding to Fox Sports based on specific transactions consummated by Fox Sports. Consequently, Liberty/Ventures Group's share of losses of Fox Sports of $83 million for the year ended December 31, 1998 includes previously unrecognized losses of Fox Sports of approximately $64 million. Losses for Fox Sports were not recognized in prior periods due to the fact that Liberty/Ventures Group's investment in Fox Sports was less than zero.

         Internationally, News Corp. and Liberty/Ventures Group formed a venture ("Fox Sports International") to operate sports programming services in Latin American and Australia and a variety of new sports services throughout the world except in Asia and in the United Kingdom, Japan and New Zealand where prior arrangements preclude an immediate collaboration. Liberty/Ventures Group owns 50% of Fox Sports International with News Corp. owning the other 50%. Fox Sports International accounted for $34 million, $30 million and $21 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.

         In addition to Telewest, Flextech, Fox Sports International and Cablevision, Liberty/Ventures Group has other less significant investments in affiliates in video distribution and programming businesses located in the UK, other parts of Europe, Asia, Latin America and certain other foreign countries. In the aggregate, such other foreign investments in affiliates accounted for $70 million, $70 million and $54 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         In connection with certain transactions between one of such foreign affiliates ("MultiThematiques") and certain of its minority shareholders, Liberty/Ventures Group's ownership interest in MultiThematiques decreased from 33% to 30%. In connection with the increase in MultiThematiques' equity, net of the dilution of Liberty/Ventures Group's interest in MultiThematiques, that resulted from such transactions, Liberty/Ventures Group recorded a $4 million increase to combined equity (after deducting a deferred tax liability of $2 million) and an increase to investments in affiliates of $6 million. No gain was recognized in the combined statements of operations and comprehensive earnings due primarily to Liberty/Ventures Group's continued funding obligation to MultiThematiques.

         TCG accounted for $32 million, $66 million and $51 million of Liberty/Ventures Group's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively. See note 7.

         The $797 million aggregate excess of Liberty/Ventures Group's aggregate historical cost basis in its affiliates over Liberty/Ventures Group's proportionate share of its affiliates' net assets is being amortized over an estimated useful life of 10 to 20 years.

         Certain of Liberty/Ventures Group's affiliates are general partnerships and any subsidiary of TCI which is attributed to Liberty/Ventures Group that is a general partner in a general partnership is, as such, liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

(6)      Investment in Time Warner

         On October 10, 1996, Time Warner and Turner Broadcasting System, Inc. ("TBS") consummated a merger (the "TBS/Time Warner Merger") whereby TBS shareholders received 1.5 Time Warner common shares (as adjusted for a two-for-one stock split) for each TBS Class A and Class B common share held, and each holder of TBS Class C preferred stock received 1.6 Time Warner common shares (as adjusted for a two-for-one stock split) for each of the 6 shares of TBS Class B common stock into which each share of Class C preferred stock could have been converted.

         Liberty/Ventures Group entered into an agreement with the Federal Trade Commission ("FTC") (the "FTC Consent Decree"), pursuant to which, among other things, Liberty/Ventures Group agreed to exchange the shares of Time Warner common stock to be received in the TBS/Time Warner Merger for shares of a separate series of Time Warner common stock with limited voting rights (the "TW Exchange Stock"). Holders of the TW Exchange Stock are entitled to one one-hundredth (l/100th) of a vote for each share with respect to the election of directors. Holders of the TW Exchange Stock will not have any other voting rights, except as required by law or with respect to limited matters, including amendments of the terms of the TW Exchange Stock adverse to such holders. Subject to the federal communications laws, each share of the TW Exchange Stock will be convertible at any time at the option of the holder on a one-for-one basis for a share of Time Warner common stock. Holders of TW Exchange Stock are entitled to receive dividends ratably with the Time Warner common stock and to share ratably with the holders of Time Warner common stock in assets remaining for common stockholders upon dissolution, liquidation or winding up of Time Warner.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         In connection with the TBS/Time Warner Merger, Liberty/Ventures Group received approximately 101.2 million shares (as adjusted for a two-for-one stock split) of the TW Exchange Stock in exchange for its TBS holdings. As a result of the TBS/Time Warner Merger, Liberty/Ventures Group recognized a pre-tax gain of $1.5 billion in the fourth quarter of 1996. Liberty/Ventures accounts for its investment in Time Warner as an available-for-sale security.

         On June 24, 1997 Liberty/Ventures Group granted Time Warner an option to acquire the business of Southern Satellite Systems, Inc. ("Southern") and certain of its subsidiaries (together with Southern, the "Southern Business") through a purchase of assets (the "Southern Option"). Liberty/Ventures Group received 12.8 million shares (as adjusted for a two-for-one stock split) of TW Exchange Stock valued at $306 million in consideration for the grant. In September 1997, Time Warner exercised the Southern Option. Pursuant to the Southern Option, Time Warner acquired the Southern Business, effective January 1, 1998, for $213 million in cash. Liberty/Ventures Group recognized a $515 million pre-tax gain in connection with such transactions in the first quarter of 1998.

         As security for borrowings under one of its credit facilities, Liberty/Ventures Group has pledged a portion of its TW Exchange Stock. At December 31, 1998 such pledged portion had an aggregate fair value of approximately $2.7 billion.

(7)      Investment in AT&T

         On July 23, 1998, a merger in which TCG agreed to be acquired by AT&T, was consummated. As a result of such merger, Liberty/Ventures Group received in exchange for all of its interest in TCG, approximately 47 million shares of AT&T Common Stock. Liberty/Ventures Group recognized a $2.3 billion gain (excluding related tax expense of $883 million) on such transaction during the third quarter of 1998 based on the difference between the carrying amount of Liberty/Ventures Group's interest in TCG and the fair value of the AT&T Common Stock received. Liberty/Ventures Group accounts for its equity interest in AT&T as an available-for-sale security.

         On April 22, 1998, TCG completed a merger transaction with ACC Corp. ("ACC") in which ACC shares were exchanged with shares of TCG in the ratio of .90909 of a share of TCG stock for each share of ACC stock. As a result of such merger transaction, Liberty/Ventures Group's interest in TCG was reduced to approximately 26%. In connection with the increase in TCG's equity, net of the dilution of Liberty/Ventures Group's interest in TCG, that resulted from such merger, Liberty/Ventures Group recorded a non-cash gain of $201 million (before deducting deferred income tax expense of $71 million).


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         During the year ended December 31, 1997, TCG issued 6.6 million shares of its Class A common stock for certain acquisitions. The total consideration paid by TCG through the issuance of common stock was approximately $123 million. In addition, effective November 5, 1997, TCG consummated a public offering of 7.3 million shares of its Class A common stock. TCG received net proceeds from its sale of shares pursuant to such offering of $318 million. As a result of the above transactions, Liberty/Ventures Group's ownership interest in TCG was reduced to approximately 28%. Accordingly, as a result of the increase in TCG's equity, net of the dilution of Liberty/Ventures Group's ownership interest in TCG, Liberty/Ventures Group recognized non-cash gains aggregating $112 million (before deducting deferred income tax expense of $43 million).

         On July 2, 1996, TCG conducted an initial public offering (the "TCG IPO") in which it sold 27 million shares of Class A common stock at $16.00 per share to the public for aggregate net proceeds of approximately $410 million. As a result of the TCG IPO, Liberty/Ventures Group's ownership interest in TCG was reduced to approximately 31%. Accordingly, Liberty/Ventures Group recognized a gain amounting to $13 million (before deducting deferred income tax expense of approximately $5 million).

(8)      Other Investments

         Other investments and related receivables are summarized as follows:

                                                         Years ended December 31,
                                                              1998     1997
                                                            amounts in millions

Available-for-sale securities, at fair value                $  159      248
Investment in preferred stock, at cost, including premium      371      371
Investment in General Instrument Corporation ("GI")
    (note 15)                                                  396       --
Other investments, at cost, and related receivables            372       76
                                                            ------   ------

                                                            $1,298      695
                                                            ======   ======


         On August 1, 1997, Liberty IFE, Inc., a wholly-owned subsidiary of Liberty/Ventures Group, which held non-voting Class C common stock of International Family Entertainment, Inc. ("IFE") ("Class C Stock") and $23 million of IFE 6% convertible secured notes due 2004, convertible into Class C Stock, ("Convertible Notes"), contributed its Class C Stock and Convertible Notes to Fox Kids Worldwide, Inc. ("FKW") in exchange for a new series of 30 year non-convertible 9% preferred stock of FKW with a stated value of $345 million (the "FKW Preferred Stock"). As a result of the exchange, Liberty Media Group recognized a pre-tax gain of approximately $304 million during the third quarter of 1997.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Management of Liberty/Ventures Group estimates the market value, calculated using a variety of approaches including multiple of cash flow, per subscriber value, a value of comparable public or private businesses or publicly quoted market prices, of all of Liberty/Ventures Group's other investments aggregated $1,743 million and $766 million at December 31, 1998 and December 31, 1997, respectively. No independent appraisals were conducted for those assets.

(9)      Acquisitions and Dispositions

         On January 12, 1998, Liberty/Ventures Group acquired from a minority shareholder of United Video Satellite Group, Inc. ("UVSG") 24.8 million shares of UVSG Class A common stock in exchange for 12.7 million shares of TCI Ventures Group Series A Stock and 7.3 million shares of Liberty Group Series A Stock. The aggregate value assigned to the shares issued by TCI was based upon the market value of such shares at the time the transaction was announced. As a result of such transaction Liberty/Ventures Group increased its ownership in the equity of UVSG to approximately 73% and the voting power increased to 93%. In connection with the issuance of common stock in such transaction, Liberty/Ventures Group recorded a $346 million increase to combined equity.

         Effective February 1, 1998, Turner-Vision, Inc. ("Turner Vision") contributed the assets, obligations and operations of its retail C-band satellite business to Superstar/Netlink Group LLC ("SNG") in exchange for an approximate 20% interest in SNG. As a result of such transaction, Liberty/Ventures Group's ownership interest in SNG decreased to approximately 80%. In connection with the increase in SNG's equity, net of the dilution of Liberty/Ventures Group's ownership interest in SNG, that resulted from such transaction, Liberty/Ventures Group recognized a gain of $38 million (before deducting deferred income tax expense of $15 million). Turner Vision's contribution to SNG was accounted for as a purchase and the $61 million excess of the purchase price over the fair value of the net assets acquired was recorded as excess cost and is being amortized over five years.

         During 1998, TCI Music, Inc. ("TCI Music") issued approximately 382,000 shares of its Series A Common Stock in connection with certain acquisitions. In connection with the issuance of such shares, Liberty/Ventures Group's ownership interest was diluted to 80.7% and Liberty/Ventures Group recorded a $2 million increase to combined equity. No gain was recognized in the combined statements of operations due primarily to Liberty/Ventures Group's contingent obligation to purchase certain shares from shareholders of TCI Music (see note 13).

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         On March 1, 1999, UVSG and News Corp. completed a transaction whereby News Corp.'s TV Guide properties were combined with UVSG to create a platform for offering television guide services to consumers and advertising. As part of this combination, a unit of News Corp. received consideration consisting of $800 million in cash and 60 million shares of UVSG's stock, including 22.5 million shares of its Class A common stock and 37.5 million shares of its Class B common stock. In addition, News Corp. elected to purchase approximately 6.5 million additional shares of UVSG Class A common stock for $129 million in order to equalize its ownership with that of Liberty/Ventures Group. As a result of these transactions, and another transaction completed on the same date, News Corp., Liberty/Ventures Group and UVSG's public stockholders own on an economic basis approximately 44%, 44% and 12%, respectively, of UVSG. Following such transactions, News Corp. and Liberty/Ventures Group each have approximately 49% of the voting power of UVSG's outstanding stock. Upon consummation, Liberty/Ventures Group began accounting for its interest in UVSG under the equity method of accounting.

         On August 24, 1998, Liberty/Ventures Group purchased 100% of the issued and outstanding common stock of Pramer S.A. ("Pramer"), an Argentine programming company, for $32 million in cash and the issuance of notes payable in the amount of $65 million (the "Pramer Notes"). See note 11. The $101 million excess cost over acquired net assets is being amortized over ten years.

         On November 19, 1998, Liberty/Ventures Group exchanged, in a merger transaction, 0.58 of a share of Liberty Group Series A Stock for each share of Tele-Communications International, Inc. Series A Common Stock not beneficially owned by Liberty/Ventures Group. Such transaction was accounted for as an acquisition of a minority interest. The aggregate value assigned to the shares issued by TCI was based upon the market value of Liberty Group Series A Stock at the time the merger was announced. In connection with the issuance of common stock in such merger transaction, Liberty/Ventures Group recorded a $426 million increase to combined equity.

         On January 25, 1996, the stockholders of UVSG adopted the Agreement and Plan of Merger dated as of July 10, 1995, as amended, among UVSG, TCI and TCI Merger Sub, Inc. ("UVSG Merger Sub"), pursuant to which UVSG Merger Sub was merged into UVSG, with UVSG as the surviving corporation (the "UVSG Merger"). Liberty/Ventures Group acquired 24.8 million shares of UVSG Class B common stock and 4.2 million shares of UVSG Class A common stock, together representing approximately 39% of the issued and outstanding common stock of UVSG and approximately 85% of the total voting power of UVSG common stock immediately after the UVSG Merger, resulting in UVSG becoming a majority-controlled attributed entity of Liberty/Ventures Group. The UVSG Merger has been accounted for by the purchase method. Accordingly, the results of operations of UVSG have been combined with those of Liberty/Ventures Group since January 25, 1996 and Liberty/Ventures Group recorded UVSG's assets and liabilities at fair value.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(10)     At Home Corporation

         During 1998, @Home completed a public offering (the "@Home Offering") in which 2.9 million shares of @Home common stock were sold for net cash proceeds of approximately $125 million. In connection with the @Home Offering, Liberty/Ventures Group paid $37 million to purchase 800,000 shares of @Home common stock. Additionally, @Home issued 1.2 million shares of common stock in certain acquisitions, along with the assumption of options to purchase @Home's common stock. As a result of these stock issuances, Liberty/Ventures Group's economic interest in @Home decreased to 38.8%, which represents an approximate 70.88% voting interest. As a result of the increase in @Home's equity in connection with such stock issuances, net of the dilution of Liberty/Ventures Group's ownership interest in @Home, Liberty/Ventures Group recognized a gain of $51 million.

         In April 1997, @Home issued 240,000 shares of convertible preferred stock, resulting in cash proceeds of $48 million, less issuance costs. On July 11, 1997, @Home completed its initial public offering (the "@Home IPO"), in which 10.4 million shares of @Home common stock were sold for net cash proceeds of approximately $100 million. As a result of the @Home IPO, Liberty/Ventures Group's economic interest in @Home decreased from 43% to 39%. In connection with the increase in @Home's equity, net of the dilution of Liberty/Ventures Group's ownership interest in @Home, Liberty/Ventures Group recognized a gain of $60 million during the third quarter of 1997.

         @Home has entered into exclusive distribution agreements with certain cable operators. In connection with the distribution agreements, @Home has issued warrants to such cable operators to purchase 21.2 million shares of @Home's Series A common stock. Of these warrants, warrants to purchase 11.2 million shares were exercisable as of December 31, 1998. During the year ended December 31, 1998, @Home recorded non-cash charges of $50 million to operations based on the fair value of 1 million shares which were underlying warrants which became exercisable during the period. Such charges are included in "cost of distribution agreements" in the accompanying combined statements of operations. @Home may issue additional stock, or warrants in connection with its efforts to expand its distribution of the @Home service to other cable operators. The exercise of warrants or stock issued by @Home will reduce Liberty/Ventures Group's equity interest and voting power in @Home.

         Pursuant to a shareholders' agreement among certain shareholders of @Home, under certain circumstances, Liberty/Ventures Group could be required to sell a portion of its common stock of @Home to such shareholders.


                                                                     (continued)

                            "LIBERTY/VENTURED GROUP"
            (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements





(11)     Debt

         Debt is summarized as follows:

                                                                   Weighted
                                                                    average                    December 31,
                                                                   interest              ------------------------
                                                                     rate                1998                1997
                                                                     ----                ----                ----
                                                                                           amounts in millions

             Bank credit facilities (a)                              6.1%               $2,029                 390
             Convertible Subordinated Debentures (b)                 4.0%                  229                  --
             4-1/2% Convertible Subordinated Debentures              4.5%                  345                 345
             Other                                                   7.4%                  103                  22
                                                                                        ------               -----
                                                                                        $2,706                 757
                                                                                        ======                 ===

     (a) At December 31, 1998, Liberty/Ventures had approximately $1 billion in unused lines of credit.

     (b) On December 28, 1998, @Home issued $437 million of Convertible Subordinated Debentures in a private offering within the United States to qualified institutional investors. The issue price of each $1,000 debenture was $524.64 (52.464% of principal amount at maturity), or approximately $229 million. Issuance costs were approximately $7 million, resulting in net proceeds to @Home of approximately $222 million. The issuance costs were recorded as other assets and are being amortized by charges to interest expense ratably over the term of the debentures. Each debenture is convertible at the option of the holder at any time prior to maturity, unless redeemed or otherwise purchased, into 6.55 shares of @Home's common stock.

The bank credit facilities of Liberty/Ventures Group generally contain restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens and encumbrances, acquisitions, dispositions, guarantees and dividends. Additionally, Liberty/Ventures Group pays fees ranging from .15% to .375% per annum on the average unborrowed portions of the total amounts available for borrowings under bank credit facilities.

                            "LIBERTY/VENTURES GROUP"
             (a Combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         As collateral for borrowings under one of Liberty/Ventures Group's credit facilities, the banks lend against certain assets designated by Liberty/Ventures Group (the "Designated Assets"). The components of the Designated Assets may be changed from time to time. The aggregate market value of the Designated Assets, as determined by certain criteria in the revolving credit agreement, must at all times exceed an amount equal to three times the total outstanding borrowings under the facility. The Designated Assets at December 31, 1998 were Liberty/Ventures Group's holdings in Discovery Communications, Inc., QVC and the FKW Preferred Stock. The carrying amount of the Designated Assets as of December 31, 1998 was $617 million. Recourse to the banks for payment of Liberty/Ventures Group's obligations under this facility is limited solely to the Designated Assets.

         Also, as security for borrowings under one of its credit facilities, Liberty/Ventures Group has pledged a portion of its TW Exchange Stock. See note 6.

         Certain of Liberty/Ventures Group's bank credit facilities have credit agreements which provide for a three month interest reserve to be held by an administrative agent. At December 31, 1998 and 1997, $17 million and $5 million, respectively, were held in the interest reserve and are included in restricted cash in the accompanying combined balance sheets.

         Liberty/Ventures Group's attributed subsidiary in Puerto Rico (the "Puerto Rico Subsidiary") has a reducing revolving bank facility which is unsecured and provides for maximum borrowing commitments of $100 million (the "Puerto Rico Bank Facility"). On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including the Puerto Rico Subsidiary's cable television systems. On September 27, 1998, the Puerto Rico Subsidiary submitted a property damage claim to its insurance carrier for approximately $15 million which represents the estimated replacement costs of its damaged property. In addition to property damage caused by Hurricane Georges, the Puerto Rico subsidiary suffered a loss in revenue from its pre-hurricane customers. The loss of revenue from September 21, 1998 to December 31, 1998 has been estimated at $7 million. The estimated loss of revenue exceeded its business interruption insurance by $4 million. Such uncovered losses could cause the Puerto Rico Subsidiary to be in violation of certain financial covenants of the Puerto Rico Bank Facility in the fourth quarter of 1998 and the first quarter of 1999. Violations of certain financial covenants will prevent the Puerto Rico Subsidiary from borrowing any unused borrowing commitments and could result in the acceleration of amounts due under the Puerto Rico Bank Facility. See note 15.

         The U.S. dollar equivalent of the annual maturities of Liberty/Ventures Group's debt for each of the next five years are as follows: 1999: $578 million; 2000: $491 million; 2001: $70 million; 2002: $78 million and 2003: $710 million.

         With the exception of the 4-1/2% Convertible Subordinated Debentures, which had a fair value of $373 million at December 31, 1998, Liberty/Ventures Group believes that the carrying value of Liberty/Ventures Group's debt approximated its fair value at December 31, 1998.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a Combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


(12)     Income Taxes

         TCI files a consolidated federal income tax return with all of its 80% or more owned subsidiaries. Consolidated subsidiaries in which TCI owns less than 80% each file a separate tax return. TCI and such subsidiaries calculate their respective tax liabilities on a separate return basis. Income tax expense for Liberty/Ventures Group is based upon those items in the consolidated tax calculations of TCI applicable to Liberty/Ventures Group. Intergroup tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) and alternative minimum taxes to Liberty/Ventures Group in relation to its amount of taxable earnings or losses. Such amounts are reflected as borrowings from or loans to related parties.

         A tax sharing agreement (the "Old Tax Sharing Agreement") among TCI and certain subsidiaries of TCI was implemented effective July 1, 1995. The Old Tax Sharing Agreement formalized certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. Under the Old Tax Sharing Agreement, Liberty Media Group and TCI Ventures Group were responsible to TCI for their share of consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax) determined in accordance with the Old Tax Sharing Agreement, and TCI was responsible to Liberty Media Group and TCI Ventures Group to the extent that the income tax attributes generated by Liberty Media Group and TCI Ventures Group and their attributed subsidiaries were utilized by TCI to reduce its consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax). In the combined financial statements of Liberty/Ventures Group, the tax liabilities and benefits of such entities so determined have been charged or credited to an intercompany account between TCI and Liberty/Ventures Group. Such intercompany account is required to be settled only upon the date that an entity ceases to be a member of TCI's consolidated group for federal income tax purposes. Under the Old Tax Sharing Agreement, TCI retains the burden of any alternative minimum tax and has the right to receive the tax benefits from an alternative minimum tax credit attributable to any tax period beginning on or after July 1, 1995 and ending on or before October 1, 1997.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a Combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Effective October 1, 1997, (the "Effective Date"), the Old Tax Sharing Agreement was replaced by a new tax sharing agreement, as amended by the First Amendment thereto (the "New Tax Sharing Agreement"), which governs the allocation and sharing of income taxes by Group. Effective for periods on and after the Effective Date, through the AT&T/TCI Merger, federal income taxes were computed based upon the type of tax paid by TCI (on a regular tax or alternative minimum tax basis) on a separate basis for each Group. Based upon these separate calculations, an allocation of tax liabilities and benefits was made such that each Group was required to make cash payments to TCI based on its allocable share of TCI's consolidated federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable) attributable to such Group and actually used by TCI in reducing its consolidated federal income tax liability. Tax attributes and tax basis in assets was inventoried and tracked for ultimate credit to or charge against each Group. Similarly, in each taxable period that TCI paid alternative minimum tax, the federal income tax benefits of each Group, computed as if such Group were subject to regular tax, was inventoried and tracked for payment to or payment by each Group in years that TCI utilized the alternative minimum tax credit associated with such taxable period. The Group generating the utilized tax benefits received a cash payment only if, and when, the unutilized taxable losses of the other Group were actually utilized. If the unutilized taxable losses expired without ever being utilized, the Group generating the unutilized tax benefits never received payment for such benefits. Pursuant to the New Tax Sharing Agreement, state and local income taxes were calculated on a separate return basis for each Group (applying provisions of state and local tax law and related regulations as if the Group was a separate unitary or combined group for tax purposes), and TCI's combined or unitary tax liability was allocated among the Groups based upon such separate calculation.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a Combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Notwithstanding the foregoing, items of income, gain, loss, deduction or credit resulting from certain specified transactions that were consummated after the Effective Date pursuant to a letter of intent or agreement that was entered into prior to the Effective Date were shared and allocated pursuant to the terms of the Old Tax Sharing Agreement, as amended.

        Income tax benefit (expense) consists of:

                                                                            Current     Deferred      Total
                                                                           ----------   ---------    --------
                                                                                   amounts in millions
          Year ended December 31, 1998:
            State and local income tax expense, including intergroup
                tax allocation                                             $    (2)        (200)        (202)
            Federal income tax expense, including intergroup tax
                allocation                                                      (1)      (1,190)      (1,191)
            Foreign income tax expense                                          (1)          (3)          (4)
                                                                           -------      -------      -------
                                                                           $    (4)      (1,393)      (1,397)
                                                                           =======      =======      =======
          Year ended December 31, 1997:
            State and local income tax expense, including intergroup
                tax allocation                                             $    (3)         (32)         (35)
            Federal income tax benefit, including intergroup tax
                allocation                                                     158           12          170
            Foreign income tax benefit (expense)                                (9)           4           (5)
                                                                           -------      -------      -------
                                                                           $   146          (16)         130
                                                                           =======      =======      =======
          Year ended December 31, 1996:
            State and local income tax expense, including intergroup
                tax allocation                                             $    (3)         (92)         (95)
            Federal income tax benefit (expense), including intergroup
                tax allocation                                                  29         (371)        (342)
            Foreign income tax expense                                         (12)          (8)         (20)
                                                                           -------      -------      -------
                                                                           $    14         (471)        (457)
                                                                           =======      =======      =======

         Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                                                Years ended December 31,
                                                                        ----------------------------------
                                                                          1998          1997          1996
                                                                        --------      -------        -----
                                                                                    amounts in millions

          Computed expected tax benefit (expense)                       $(1,244)         189         (439)
          Dividends excluded for income tax purposes                         16            8            2
          Minority interest of attributed subsidiaries                       33            3         --
          Amortization not deductible for income tax purposes               (21)         (10)         (10)
          State and local income taxes, net of federal income taxes        (132)         (23)         (60)
          Recognition of difference in income tax basis of
            investments in attributed subsidiaries                           (1)         (10)          67
          Effect of foreign tax rate differential on earnings of
            attributed foreign subsidiary                                  --              1            1
          Increase in valuation allowance                                   (44)         (26)         (24)
          Gain on sale of attributed subsidiary's stock                      18           21         --
          Effect of deconsolidations on deferred tax expense               --            (11)        --
          Other, net                                                        (22)         (12)           6
                                                                        -------      -------      -------
                                                                        $(1,397)         130         (457)
                                                                        =======      =======      =======

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997 are presented below:

                                                                           December 31,
                                                                        -----------------
                                                                         1998        1997
                                                                        ------     --------
                                                                        amounts in millions
          Deferred tax assets:
            Net operating and capital loss carryforwards                $  188        237
            Future deductible amount attributable to accrued stock
               compensation and deferred compensation                      215         58
            Recognized gain on sale of assets                              147       --
            Other future deductible amounts due principally to
               non-deductible accruals                                      16         26
                                                                        ------     ------
            Deferred tax assets                                            566        321
                                                                        ------     ------
               Less valuation allowance                                    139         95
                                                                        ------     ------
            Net deferred tax assets                                        427        226
                                                                        ------     ------
          Deferred tax liabilities:
            Property and equipment, due principally to differences
               in depreciation                                              41         17
            Investments in affiliates, due principally to losses of
               affiliates recognized for income tax purposes in
               excess of losses recognized for financial statement
               purposes                                                  4,825      1,153
            Other, net                                                      19         13
                                                                        ------     ------
            Deferred tax liabilities                                     4,885      1,183
                                                                        ------     ------
          Net deferred tax liabilities                                  $4,458        957
                                                                        ======     ======

         The valuation allowance relates principally to deferred tax assets arising from net operating loss carryforwards of @Home and TCI Music.

         At December 31, 1998, Liberty/Ventures Group had net operating and capital loss carryforwards for income tax purposes aggregating approximately $560 million which, if not utilized to reduce taxable income in future periods, will begin to expire at various dates beginning in the year 2003.

         Certain subsidiaries of Liberty/Ventures Group had additional net operating loss carryforwards for income tax purposes aggregating $106 million and these net operating losses are subject to certain rules limiting their usage.

         For purposes of these combined financial statements, Liberty/Ventures Group has already received benefit for approximately $75 million of the net operating loss carryforwards disclosed above. Liberty/Ventures Group is responsible to TCI to the extent this amount of net operating loss carryforwards is utilized by TCI in future periods.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

(13)     Combined Equity

         Stock Repurchase and Issuances

         In conjunction with a stock repurchase program or similar transaction, TCI may elect to sell put options on its own common stock. Proceeds from any sales of puts with respect to TCI Ventures Group Stock and Liberty Group Stock are reflected by Liberty/Ventures Group as an increase to combined equity, and an amount equal to the maximum redemption amount under unexpired put options with respect to TCI Ventures Group Stock and Liberty Group Stock is reflected as an "obligation to redeem common stock" in the accompanying combined balance sheets.

         During the year ended December 31, 1998, pursuant to a stock repurchase program, 239,450 shares of TCI Ventures Group Stock and 766,783 shares of Liberty Group Stock were repurchased at an aggregate cost of approximately $30 million. Such amount is reflected as a decrease to combined equity in the accompanying combined financial statements.

         During the year ended December 31, 1997, pursuant to a stock repurchase program, Liberty/Ventures Group repurchased 916,500 shares of Liberty Group Stock and 338,196 shares of TCI Ventures Group Stock in open market transactions and 219,937 shares of Liberty Group Stock from the spouse of an officer and director of TCI at an aggregate cost of $22 million.

         Effective July 31, 1997, TCI merged Kearns-Tribune Corporation into a wholly-owned TCI subsidiary attributed to TCI Group. TCI exchanged 47.2 million shares of TCI Group Series A Stock for shares of Kearns-Tribune Corporation which held 17.9 million shares of TCI Group Stock and 10.1 million shares of Liberty Group Stock. Liberty/Ventures Group purchased from TCI Group the 10.1 million shares of Liberty Group Stock that were acquired in such transaction for $168 million.

         During the third quarter of 1997, Liberty/Ventures Group commenced a tender offer (the "Liberty Tender Offer") to purchase up to an aggregate of 22.5 million shares of Liberty Group Stock at a price of $20 per share through October 3, 1997. During the fourth quarter of 1997, Liberty/Ventures Group repurchased 21.7 million shares of Liberty Group Series A Stock and 82,074 shares of Liberty Group Series B Stock at an aggregate cost of approximately $435 million pursuant to the Liberty Tender Offer. All of the above described purchases are reflected as a reduction of combined equity in the accompanying combined financial statements.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         During the fourth quarter of 1997, TCI entered into a Total Return Equity Swap Facility (the "Equity Swap Facility"). Pursuant to the Equity Swap Facility, TCI had the right to direct the counterparty (the "Counterparty") to use the Equity Swap Facility to purchase shares ("Equity Swap Shares") of TCI Group Series A Stock and TCI Ventures Group Series A Stock with an aggregate purchase price of up to $300 million. TCI had the right, but not the obligation, to purchase Equity Swap Shares through the September 30, 2000 termination date of the Equity Swap Facility. During such period, TCI was to settle periodically any increase or decrease in the market value of the Equity Swap Shares. If the market value of the Equity Swap Shares exceeded the Counterparty's cost, Equity Swap Shares with a fair value equal to the difference between the market value and cost were segregated from the other Equity Swap Shares. If the market value of Equity Swap Shares was less than the Counterparty's cost, TCI, at its option, settled such difference with shares of TCI Group Series A Stock or TCI Ventures Group Series A Stock or, subject to certain conditions, with cash or letters of credit. In addition, TCI was required to periodically pay the Counterparty a fee equal to a LIBOR-based rate on the Counterparty's cost to acquire the Equity Swap Shares. Due to TCI's ability to issue shares to settle periodic price fluctuation and fees under the Equity Swap Facility, TCI recorded all amounts received or paid under this arrangement as increases or decreases, respectively, to equity. As of December 31, 1998, the Equity Swap Facility had acquired 5 million shares of TCI Group Series A Stock and 1 million shares of TCI Ventures Group Series A Stock at an aggregate cost that was approximately $135 million less than the fair value of such Equity Swap Shares at December 31, 1998. The costs and benefits associated with the TCI Ventures Group Series A Stock held by the Equity Swap Facility were attributed to Liberty/Ventures Group. From February 10, 1999 to March 5, 1999, TCI terminated all transactions under the Equity Swap Facility and the related swap agreement.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Stock Options and Stock Appreciation Rights

         Liberty/Ventures Group records stock compensation expense relating to restricted stock awards, options and/or stock appreciation rights on certain TCI common stock (collectively, "Awards") granted by TCI to certain TCI employees and/or directors who are involved with Liberty/Ventures Group. Estimated compensation relating to stock appreciation rights ("SARs") has been recorded through December 31, 1998, and is subject to future adjustment based upon vesting and market value, and ultimately, on the final determination of market value when such rights are exercised. As allowed by Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("Statement 123"), Liberty/Ventures Group continues to account for stock based compensation pursuant to Accounting Principles Board Opinion No. 25, which Liberty/Ventures Group estimates that compensation expense would not be materially different under Statement
         123. The estimated compensation adjustment with respect to TCI SARs resulted in increases (decreases) to Liberty/Ventures Group's share of TCI's stock compensation liability of $460 million, $235 million and $(9 million) for the years ended December 31, 1998, 1997 and 1996, respectively. In addition, for the years ended December 31, 1998, 1997 and 1996, Liberty/Ventures Group made cash payments relating to its share of TCI's stock compensation obligations of $58 million, $64 million and less than $1 million, respectively. The payable or receivable arising from the compensation related to the Awards is included in the amount due to related parties.

         Transactions with Officers and Directors

         On January 5, 1998, TCI announced that a settlement (the "Magness Settlement") had been reached in the litigation brought against it and other parties in connection with the administration of the Estate of Bob Magness (the "Magness Estate"), the late founder and former Chairman of the Board of TCI.

         On February 9, 1998, in connection with the Magness Settlement, TCI entered into a call agreement (the "Malone Call Agreement") with Dr. John C. Malone, and Dr. Malone's wife (together with Dr. Malone, the "Malones"), under which the Malones granted to TCI the right to acquire any shares of TCI stock which are entitled to cast more than one vote per share (the "High-Voting Shares") owned by the Malones, which currently consist of an aggregate of approximately 60 million High-Voting shares upon Dr. Malone's death or upon a contemplated sale of the High-Voting Shares (other than a minimal amount) to third persons. In either such event, TCI has the right to acquire the shares at a maximum price equal to the then relevant market price of shares of Series A Stock plus a ten percent premium. The Malones also agreed that if TCI were ever to be sold to another entity, then the maximum premium that the Malones would receive on their High-Voting Shares would be no greater than a ten percent premium over the price paid for the relevant shares of Series A Stock. TCI paid $150 million to the Malones in consideration of them entering into the Malone Call Agreement.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Also on February 9, 1998, in connection with the Magness Settlement, certain members of the Magness family, individually and in certain cases, on behalf of the Estate of Betsy Magness (the first wife of Bob Magness) and the Magness Estate (collectively, the "Magness Family") also entered into a call agreement with TCI (with substantially the same terms as the one entered into by the Malones, including a call on the shares owned by the Magness Family upon Dr. Malone's death) (the "Magness Call Agreement") on the Magness Family's aggregate of approximately 49 million High-Voting Shares. The Magness Family was paid $124 million by TCI in consideration of them entering into the Magness Call Agreement. Additionally, on February 9, 1998, the Magness Family entered into a stockholders' agreement with the Malones and TCI under which (i) the Magness Family and the Malones agreed to consult with each other in connection with matters to be brought to the vote of TCI's stockholders, subject to the proviso that if they cannot mutually agree on how to vote the shares, Dr. Malone has an irrevocable proxy to vote the High-Voting Shares owned by the Magness Family, (ii) the Magness Family may designate a nominee for the Board of TCI and Dr. Malone has agreed to vote his High Voting Shares for such nominee and
         (iii) certain "tag along rights" have been created in favor of the Magness Family and certain "drag along rights" have been created in favor of the Malones.

         The aggregate amount paid by TCI pursuant to the Malone Call Agreement and Magness Call Agreement (collectively, the "Call Payments") was allocated to each of the Groups. Liberty/Ventures Group's share of the Call Payments of $140 million was paid during the first quarter of 1998 and is reflected as a reduction of combined equity.

         Transactions with TCI and Other Related Parties

         Certain TCI corporate general and administrative costs are charged to Liberty/Ventures Group at rates set at the beginning of the year based on projected utilization for that year. During the years ended December 31, 1998, 1997 and 1996 Liberty/Ventures Group was allocated $17 million, $13 million and $11 million, respectively, in corporate general and administrative costs by TCI Group.

         Certain subsidiaries attributed to Liberty/Ventures Group produce and/or distribute sports and other programming and other services to cable distribution operators (including TCI Group) and others. Charges to TCI Group are based upon customary rates charged to others.

         During 1998 and 1997, entities attributed to Liberty/Ventures Group made marketing support payments to entities attributed to TCI Group. Charges by TCI Group for such arrangements for the years ended December 31, 1998 and 1997 aggregated $5 million and $19 million, respectively.

         HSN pays a commission to TCI Group for merchandise sales to customers who are customers of TCI Group's cable systems. Aggregate commissions and charges paid to TCI Group were $7 million for the year ended December 31, 1996.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         A subsidiary that was a member of Liberty/Ventures Group, leases certain equipment under a capital lease. During 1997, such equipment was subleased to TCI Group under an operating lease. In January 1998, TCI Group paid $7 million to Liberty/Ventures Group in exchange for Liberty/Ventures Group's assignment of its ownership interest in such attributed subsidiary to TCI Group. Due to the related party nature of the transaction, the $50 million total of the cash payment and the historical cost of the net liabilities assumed by TCI Group (including capital lease obligations aggregating $176 million) has been reflected as an increase to combined equity.

         The Puerto Rico Subsidiary purchases programming services from TCI Group. The charges, which approximate TCI Group's cost and are based on the aggregate number of subscribers served by the Puerto Rico Subsidiary, aggregated $6 million, $6 million and $4 million during the years ended December 31, 1998, 1997 and 1996, respectively.

         In 1996, a subsidiary attributed to Liberty/Ventures Group (i) issued preferred stock in connection with a previous acquisition, which is convertible at the option of the holders into 1,084,056 of TCI Group Series A Common Stock beginning in April 1999 or sooner in the event of a change in control of TCI and (ii) acquired an option contract from TCI Group in exchange for a $14 million increase in the intercompany amount due to TCI Group. Such option contract provided Liberty/Ventures Group with the right to acquire 1,084,056 shares of TCI Group Series A Stock at a price equivalent to the fair value at the time of exercise less $14.625 per share. During September 1998, TCI Group assigned its obligation under the option contract to Liberty/Ventures Group. As a result of such assignment, Liberty/Ventures Group recorded a $16 million reduction to the intercompany amount due to TCI Group and a corresponding increase to combined equity. In July 1998, Liberty/Ventures Group entered into an equity swap transaction with a commercial bank, which provides Liberty/Ventures Group with the right but not the obligation to acquire 1,084,056 shares of TCI Group Series A Stock for approximately $45 million on or before April 19, 1999. In the event Liberty/Ventures Group does not exercise its right to acquire such shares, any difference between the counterparty's cost and the market value of the shares on the settlement date will be settled in cash or shares of Liberty/Ventures Group Series A Stock at Liberty/Ventures Group's option. Such shares could be used to satisfy the exchange requirements of the aforementioned preferred stock.

         Cablevision purchases programming services from certain affiliates. The related charges generally are based upon the number of Cablevision's subscribers that receive the respective services. During the year ended December 31, 1997, such charges aggregated $12 million. Additionally, certain of Cablevision's general and administrative functions are provided by affiliates. The related charges, which generally are based upon the respective affiliate's cost of providing such functions, aggregated $2 million during the year ended December 31, 1997. The above-described programming and general and administrative charges are included in operating costs in the accompanying combined statements of operations and comprehensive earnings.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Prior to July 1997, Liberty/Ventures Group's other investments included a 49.9% partnership interest in QE+ Ltd. ("QE+"), a limited partnership which distributed "STARZ!," a first-run movie premium programming service launched in 1994. Entities attributed to TCI Group held the remaining 50.1% partnership interest.

         During July 1997, Liberty/Ventures Group, TCI Group, and the 10% minority holder of Encore Media Corporation ("EMC"), an attributed subsidiary of Liberty/Ventures Group, entered into a series of transactions pursuant to which the businesses of "Encore," a movie premium programming service, and STARZ! were contributed to Encore Media Group. Upon completion of the transaction, Liberty/Ventures Group owned 80% of Encore Media Group and TCI Group owned the remaining 20%. In connection with these transactions, the 10% minority interest in EMC was exchanged for approximately 2.4 million shares of Liberty Group Series A Stock, which was accounted for as an acquisition of a minority interest.

         Liberty/Ventures Group received its 80% ownership interest in Encore Media Group in exchange for (i) the contribution of its 49.9% interest in QE+, (ii) the contribution of EMC, (iii) the issuance of a $307 million note payable to TCI Group (the "EMG Promissory Note"), (iv) the cancellation and forgiveness of amounts due for certain services provided to QE+ equal to 4% of the gross revenue of QE+ ("STARZ Content Fees") and (v) the termination of an option to increase Liberty/Ventures Group's ownership interest in QE+.

         TCI Group received the remaining 20% interest in Encore Media Group and the aforementioned consideration from Liberty/Ventures Group in exchange for the contribution of TCI Group's 50.1% ownership interest in QE+ and certain capital contributions made by TCI Group to QE+. In addition, TCI Group entered into a 25 year affiliation agreement with Encore Media Group (the "EMG Affiliation Agreement") pursuant to which TCI Group will pay monthly fixed amounts in exchange for unlimited access to all of the existing Encore and STARZ! services.

         Upon formation of Encore Media Group, the operations of STARZ! are included in the combined financial results of Liberty/Ventures Group. The EMG Promissory Note is included in amounts due to related parties. Prior to the formation of Encore Media Group, STARZ Content Fees were included in revenue from related parties.

         Effective December 31, 1997, Liberty/Ventures Group and TCI Group agreed to amend the above transactions. Pursuant to the amendment, the above described series of transactions were rescinded, retroactive to July 1, 1997. Such rescission was given effect as of December 31, 1997 for financial reporting purposes. Simultaneously, Liberty/Ventures Group and TCI Group entered into a new agreement whereby the EMG Affiliation Agreement was amended to permanently reduce the monthly fixed amounts for the life of the contract. TCI Group's 20% ownership interest in Encore Media Group was eliminated and the EMG Promissory Note was reduced by $32 million. The amounts to be paid to Encore Media Group pursuant to the EMG Affiliation Agreement were reduced to amounts which reflect current market prices.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Due to the related party nature of the above-described transactions, the $133 million excess of the consideration paid over the carryover basis of the assets transferred (including a deferred tax asset of $98 million) was reflected as a decrease to combined equity. Subsequent to the amendment, 100% of the operations of Encore Media Group are included in the combined financial results of Liberty/Ventures Group.

         Effective July 11, 1997, pursuant to an Agreement and Plan of Merger, dated as of February 6, 1997, as amended (the "DMX Merger Agreement"), by and among TCI, TCI Music, a wholly-owned subsidiary of TCI, a wholly-owned subsidiary of TCI Music ("DMX Merger Sub") and DMX, Inc. ("DMX"), Merger Sub was merged with and into DMX, with DMX as the surviving corporation (the "DMX Merger"). As a result of the DMX Merger, stockholders of DMX became stockholders of TCI Music.

         In connection with the DMX Merger, TCI and TCI Music entered into an agreement pursuant to which, effective as of the closing of the DMX
         Merger: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries), 62.5 million shares of Series B Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series B Common Stock") and a promissory note in the amount of $40 million (the "TCI Music Note"), (ii) until December 31, 2006, certain subsidiaries of TCI transferred to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX as license fees for DMX music services under affiliation agreements currently in effect, (iii) TCI contributed to TCI Music certain commercial digital DMX tuners that were not in service as of the effective date of the DMX Merger, and (iv) TCI granted to each stockholder who became a stockholder of TCI Music pursuant to the DMX Merger, one right (a "Right") with respect to each whole share of Series A Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series A Common Stock" and together with the TCI Music Series B Common Stock, the "TCI Music Common Stock") acquired by such stockholder in the DMX Merger pursuant to the terms of a Rights Agreement among TCI, TCI Music and the rights agent (the "Rights Agreement"). Upon consummation of the DMX Merger, each outstanding share of DMX Common Stock was converted into the right to receive (i) one-quarter of a share of TCI Music Series A Common Stock, (ii) one Right with respect to each whole share of TCI Music Series A Common Stock and (iii) cash in lieu of the issuance of fractional shares of TCI Music Series A Common Stock and Rights. Each Right entitled the holder to require TCI to purchase from such holder one share of TCI Music Series A Common Stock for $8.00 per share, subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders, and, payable at the election of TCI, in cash, a number of shares of TCI Group Series A Stock, having an equivalent value or a combination thereof, if during the one-year period beginning on the effective date of the DMX Merger, the price of TCI Music Series A Common Stock did not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         Subsequently, TCI Music and TCI entered into an Amended and Restated Contribution Agreement to be effective as of July 11, 1997 which provides, among other things, for TCI to deliver, or cause certain of its subsidiaries to deliver to TCI Music fixed monthly payments (subject to inflation and other adjustments) through 2017.

         Effective with the DMX Merger, TCI beneficially owned approximately 45.7% of the outstanding shares of TCI Music Series A Common Stock and 100% of the outstanding shares of TCI Music Series B Common Stock, which represented 89.6% of the equity and 98.7% of the voting power of TCI Music. Simultaneously with the DMX Merger, Liberty/Ventures Group acquired the TCI-owned TCI Music Common Stock by agreeing to reimburse TCI for any amounts required to be paid by TCI pursuant to TCI's contingent obligation under the Rights Agreement to purchase up to 15 million shares (7 million of which are owned by Liberty/Ventures Group) of TCI Music Series A Common Stock and issuing an $80 million promissory note (the "Music Note") to TCI. Liberty/Ventures Group had recorded its contingent obligation to purchase such shares under the Rights Agreement as a component of minority interest in equity of attributed subsidiaries in the accompanying combined financial statements. The Music Note may be reduced by the payment of cash or the issuance by TCI of shares of Liberty/Ventures Group Stock for the benefit of entities attributed to TCI Group. Additionally, Liberty/Ventures Group may elect to pay $50 million of the Music Note by delivery of a Stock Appreciation Rights Agreement that will give TCI Group the right to receive 20% of the appreciation in value of Liberty/Ventures Group's investment in TCI Music, to be determined at July 11, 2002. TCI Music was included in the combined financial results of Liberty/Ventures Group as of the date of the DMX Merger. Due to the related party nature of the transaction, the $86 million excess of the consideration paid over the carryover basis of the TCI Music Common Stock acquired by Liberty/Ventures Group from TCI was reflected as a decrease in combined equity. The Music Note is included in amounts due to related parties.

         In December 1997, TCI Music issued convertible preferred stock and common stock in connection with two acquisitions. After giving effect to such issuances and assuming the conversion of the TCI Music convertible preferred stock, Liberty/Ventures Group, at December 31, 1997, owned TCI Music securities representing 78% of TCI Music's common stock and 97% of the voting power attributable to such TCI Music common stock. In connection with the issuance of such common shares, Liberty/Ventures Group recorded a $19 million increase to combined equity. No gain was recognized in the statements of operations and comprehensive earnings due primarily to Liberty/Ventures Group's contingent obligation under the Rights Agreement.

         Prior to the July 1998 expiration of the Rights, Liberty/Ventures Group was notified of the tender of 4.9 million shares and associated Rights. On August 27, 1998, Liberty/Ventures Group paid $39 million to satisfy TCI's obligation under the Rights Agreement.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         During the third quarter of 1997, Liberty/Ventures Group sold certain assets (the "SUMMITrak Assets") to CSG Systems, Inc. ("CSG") for cash consideration of $106 million, plus five-year warrants to purchase up to 1.5 million shares of CSG common stock at $24 per share (the "CSG Warrants") and $12 million in cash, once certain numbers of TCI affiliated customers are being processed on a CSG billing system. In connection with the sale of the SUMMITrak Assets, TCI Group committed to purchase billing services from CSG through 2012. In light of such commitment, Liberty/Ventures Group has reflected the $30 million excess (after deducting deferred income taxes of $17 million) of the cash received over the book value of the SUMMITrak Assets as an increase to combined equity.

         During the fourth quarter of 1997, Liberty/Ventures Group's remaining assets in TCI SUMMITrak of Texas, Inc. and TCI SUMMITrak L.L.C. were transferred to TCI Group in exchange for a $19 million reduction of the intercompany amount owed by Liberty/Ventures Group to TCI Group. Such transfer was accounted for at historical cost due to the related party nature of the transaction.

         Due to Related Parties

         The components of "Due to related parties" are as follows:

                                                                   Years ended December 31,
                                                                     1998         1997
                                                                   ----------------------
                                                                     amounts in millions
          Note receivable from TCI Group                             $--          (88)
          Notes payable to TCI Group, including accrued interest      141         378
          Intercompany account                                        556         240
                                                                     ----        ----

                                                                     $697         530
                                                                     ====        ====


         Amounts outstanding under the note receivable from TCI Group were repaid in their entirety during the third quarter of 1998.

         Amounts outstanding at December 31, 1998 under notes payable to TCI Group bear interest at varying rates. During the second quarter of 1998, TCI issued 153,183 shares of Liberty Group Series B Stock valued at $5 million to an individual who is an officer and director of TCI for the benefit of entities attributed to TCI Group, accordingly, the Music Note was reduced by such amount.

         TCI Group has provided a revolving loan facility (the "Ventures Intergroup Credit Facility") to Liberty/Ventures Group for a five-year period commencing on September 10, 1997. Borrowings under the Ventures Intergroup Credit Facility are included in notes payable to TCI Group in the table above. Such facility permits aggregate outstanding borrowings at any one time of up to $500 million (subject to reduction as provided below), which borrowings bear interest at a rate per annum equal to The Bank of New York's prime rate (as in effect from time to time) plus 1% per annum, payable quarterly. A commitment fee equal to 3/8% per annum of the average unborrowed availability under the Ventures Intergroup Credit Facility is payable by Liberty/Ventures Group to TCI Group on a quarterly basis.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The non-interest bearing intercompany account includes certain income tax and stock compensation allocations that are to be settled at some future date. All other amounts included in the intercompany account are to be settled within thirty days following notification.

(14)     Other Comprehensive Earnings

         Accumulated other comprehensive earnings included in the Liberty/Ventures Group's combined balance sheets and statements of combined equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on securities classified as available-for-sale. The change in the components of accumulated other comprehensive earnings, net of taxes, is summarized as follows:

                                                     Foreign        Unrealized     Accumulated
                                                     currency          gains        other
                                                   translation      (losses) on   comprehensive
                                                   adjustments      securities     earnings
                                                   -----------      ----------     --------
                                                                amounts in millions
          Balance at January 1, 1996                 $  (10)           332            322
          Other comprehensive earnings (loss)            35           (316)          (281)
                                                     ------         ------         ------

          Balance at December 31, 1996                   25             16             41
          Other comprehensive earnings (loss)           (22)           749            727
                                                     ------         ------         ------

          Balance at December 31, 1997                    3            765            768
          Other comprehensive earnings                    3          2,947          2,950
                                                     ------         ------         ------

          Balance at December 31, 1998               $    6          3,712          3,718
                                                     ======         ======         ======

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The components of other comprehensive earnings are reflected in the Liberty/Ventures Group's combined statements of operations, net of taxes and reclassifications adjustments for gains realized in net earnings (loss). The following table summarizes the tax effects and reclassification adjustments related to each component of other comprehensive earnings.

                                                                                        Tax
                                                                      Before-tax      (expense)         Net-of-tax
                                                                       amount          benefit            amount
                                                                      --------        ---------         ----------
                                                                                  amounts in millions
          Year ended December 31, 1998:
          Foreign currency translation adjustments                    $     4                (1)                3
                                                                      -------           -------           -------
          Unrealized gains on securities:
              Unrealized holding gains arising during period            4,851            (1,904)            2,947
                                                                      -------           -------           -------
          Other comprehensive earnings                                $ 4,855            (1,905)            2,950
                                                                      =======           =======           =======
          Year ended December 31, 1997:
          Foreign currency translation adjustments                    $   (31)                9               (22)
                                                                      -------           -------           -------
          Unrealized gains on securities:
              Unrealized holding gains arising during period            1,235              (486)              749
                                                                      -------           -------           -------
          Other comprehensive earnings                                $ 1,204              (477)              727
                                                                      =======           =======           =======

          Year ended December 31, 1996:
          Foreign currency translation adjustments                    $    54               (19)               35
                                                                      -------           -------           -------
          Unrealized gains on securities:
              Unrealized holding gains arising during period               75               (27)               48
              Less: reclassification adjustment for gains
                 realized in net earnings                                (568)              204              (364)
                                                                      -------           -------           -------
              Net unrealized losses                                      (493)              177              (316)
                                                                      -------           -------           -------
          Other comprehensive loss                                    $  (439)              158              (281)
                                                                      =======           =======           =======


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


(15)     Commitments and Contingencies

         Encore Media Group is obligated to pay fees for the rights to exhibit certain films that are released by various producers through 2017 (the "Film Licensing Obligations"). Based on customer levels at December 31, 1998, these agreements require minimum payments aggregating approximately $808 million. The aggregate amount of the Film Licensing Obligations under these license agreements is not currently estimable because such amount is dependent upon the number of qualifying films released theatrically by certain motion picture studios as well as the domestic theatrical exhibition receipts upon the release of such qualifying films. Nevertheless, required aggregate payments under the Film Licensing Obligations could prove to be significant.

         Flextech has undertaken to finance the working capital requirements of a joint venture, (the "Principal Joint Venture") formed with BBC Worldwide and is obligated to provide the Principal Joint Venture with a primary credit facility of pound sterling 88 million ($150 million) and subject to certain restrictions, a standby credit facility of pound sterling 30 million ($51 million). As of December 31, 1998, the Principal Joint Venture had borrowed pound sterling 16 million ($27 million) under the primary credit facility. If Flextech defaults in its funding obligation to the Principal Joint Venture and fails to cure within 42 days after receipt of notice from BBC Worldwide, BBC Worldwide is entitled, within the following 90 days, to require that TINTA assume all of Flextech's funding obligations to the Principal Joint Venture.

         Liberty/Ventures Group has guaranteed various loans, notes payable, letters of credit and other obligations (the "Guaranteed Obligations") of certain affiliates. At December 31, 1998, the Guaranteed Obligations aggregated approximately $243 million. Currently, Liberty/Ventures Group is not certain of the likelihood of being required to perform under such guarantees.

         Liberty/Ventures Group leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounts to $98 million, $84 million and $102 million for the years ended December 31, 1998, 1997 and 1996, respectively.

         A summary of future minimum lease payments under noncancellable operating and capital leases as of December 31, 1998 follows:

                 Years ending December 31:                      Operating    Capital
                                                                ----------   -------
                                                                  amounts in millions
                    1999                                          $  71        48
                    2000                                             62        43
                    2001                                             52        36
                    2002                                             49        31
                    2003                                             42        31
                    Thereafter                                      141        63
                                                                            -----
                                                                              252
                    Less amounts representing interest                         62
                                                                             ----
                    Capital lease obligations                                $190
                                                                             ====


                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 1999.

         On July 17, 1998, Liberty/Ventures Group acquired 21.4 million shares of restricted stock of GI in exchange for (i) certain of the assets of NDTC's set-top authorization business, (ii) the license of certain related software to GI, (iii) a $50 million promissory note from Liberty/Ventures Group to GI and (iv) a nine year revenue guarantee from Liberty/Ventures Group in favor of GI. In connection therewith, NDTC also entered into a service agreement pursuant to which it will provide certain postcontract services to GI's set-top authorization business. The 21.4 million shares of GI common stock are, in addition to other transfer restrictions, restricted as to their sale by NDTC for a three year period, and represent approximately 13% of the outstanding common stock of GI at December 31, 1998. Liberty/Ventures Group recorded its investment in such shares at fair value which included a discount attributable to the above-described liquidity restriction. Liberty/Ventures Group carries its investment in such shares at the lower of cost or net realizable value. The $346 million excess of the fair value of GI common stock received over (i) the book value of certain assets transferred from NDTC to GI, and (ii) the $42 million present value of the promissory note due from Liberty/Ventures Group to GI, has been deferred by Liberty/Ventures Group in the accompanying December 31, 1998 combined balance sheet. A portion of such excess equal to the $160 million present value of the annual amounts specified by the revenue guarantee will be amortized to revenue over nine years in proportion to such annual guaranteed amounts. The remaining $186 million excess will be amortized to revenue on a straight-line basis over the nine-year period that NDTC is required to perform postcontract services.

         On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including the Puerto Rico Subsidiary's cable television systems. The Puerto Rico Subsidiary's cable television systems represent $45 million of Liberty/Ventures Group's revenue for the year ended December 31, 1998. The Puerto Rico Subsidiary has property and business interruption insurance aggregating $15 million that is subject to a deductible of $1 million. The Puerto Rico Subsidiary has submitted a property damage claim to its insurance carrier for approximately $15 million which represents the estimated replacement cost of its damaged property. As a result of the damage caused by Hurricane Georges, the Puerto Rico Subsidiary, at December 31, 1998, recorded an impairment to reduce the net book value of the damaged property and equipment by $8 million and recorded a receivable in the amount of $12 million as insurance coverage for property damages. The $12 million in insurance coverage for property damages were fully collected prior to December 31, 1998.

         As of December 31, 1998, approximately 82% of the Puerto Rico Subsidiary's pre-hurricane basic customers were receiving cable television services. Although there can be no assurance, the Puerto Rico Subsidiary estimates that it will regain 100% of its pre-hurricane customer base by June 30, 1999. The loss of revenue from September 21, 1998 through December 31, 1998 has been estimated at $7 million. In addition, the estimated loss of revenue for the first quarter of 1999 is approximately $3 million. The Puerto Rico Subsidiary's business interruption insurance will cover the first $3 million in lost revenue. The $3 million in business interruption coverage was fully collected prior to December 31, 1998.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements

         The Puerto Rico Subsidiary has also claimed coverage for business interruption under a secondary insurance carrier. Such policy, which covers the Puerto Rico Subsidiary's parent company's subsidiaries, carries a deductible of $2.5 million. This insurance claim is subject to approval by such insurance carrier and accordingly, no assurance can be given that amounts claimed will be paid in their entirety. However, in the event such claims are collected the overall impact in lost revenues for the Puerto Rico Subsidiary as a result of Hurricane Georges will not exceed $2.5 million.

         Liberty/Ventures Group has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty/Ventures Group may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(16)     Year 2000

         During 1998, TCI continued its enterprise-wide, comprehensive efforts to assess and remediate its computer systems and related software and equipment to ensure such systems, software and equipment recognize, process and store information in the year 2000 and thereafter. TCI's year 2000 remediation efforts include an assessment of Liberty/Ventures Group's most critical systems, equipment, and facilities. TCI also continued its efforts to verify the year 2000 readiness of Liberty/Ventures Group's significant suppliers and vendors and continued to communicate with significant business partners and affiliates to assess such partners and affiliates' year 2000 status.

         TCI has a year 2000 Program Management Office (the "PMO") to organize and manage its year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on Liberty/Ventures Group's year 2000 remediation efforts.

         During 1998, TCI continued its survey of significant third-party vendors and suppliers whose systems, services or products are important to Liberty/Ventures' operations. The year 2000 readiness of such providers is critical to continued provision of Liberty/Ventures Group's programming services. Year 2000 expenses and capital expenditures incurred during the year ended December 31, 1998 were not material.

         In addition to the survey process described above, management of Liberty/Ventures Group has identified its most critical supplier/vendor relationships and has instituted a verification process to determine the vendor's year 2000 readiness. Such verification includes, as deemed necessary, reviewing vendors' test and other data and engaging in regular conferences with vendors' year 2000 teams. Liberty/Ventures Group is also requiring testing to validate the year 2000 compliance of certain critical products and services.

                                                                     (continued)

                            "LIBERTY/VENTURES GROUP"
             (a combination of certain assets, as defined in note 1)

                     Notes to Combined Financial Statements


         Significant market value is associated with Liberty/Ventures Group's investments in certain public and private corporations, partnerships and other businesses. Accordingly, Liberty/Ventures Group is monitoring the public disclosure of such publicly-held business entities to determine their year 2000 readiness. In addition, Liberty/Ventures Group has surveyed and monitored the year 2000 status of certain privately-held business entities in which Liberty/Ventures Group has significant investments.

         The failure to correct a material year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that Liberty/Ventures Group's systems or the systems of other companies on which Liberty/Ventures Group relies will be converted in time or that any such failure to convert by Liberty/Ventures Group or other companies will not have a material adverse effect on its financial position, results of operations or cash flows.


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